UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE , 2024 [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE]. [INSERT U.S. LEGEND ON ANY RESTRICTED DEBENTURES AS REQUIRED BY THE TERMS HEREOF: THE OFFER AND SALE OF THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS, NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES THAT THIS DEBENTURE AND ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.] No.  BlackBerry Limited (A corporation incorporated pursuant to the laws of Ontario) 1.75% Extendible Convertible Unsecured Debenture Due February , 2024 Date of Issue: , 2023 Initial Maturity Date: February , 2024 Registered Holder:  BlackBerry Limited (the “Issuer”), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered holder on February , 2024 (the “Initial Maturity Date”), subject to extension as provided herein or on such earlier date as the principal amount hereof may become due in accordance with the provisions hereof hereinafter mentioned, the principal sum of: [insert amount] in lawful money of the United States, on presentation and surrender of this Debenture at the principal office of the Issuer in Waterloo, Ontario, and to pay interest on the principal amount hereof at the rate of 1.75% per annum from and including the Interest Commencement Date or from and including the last Interest Payment Date on which interest shall have been paid or made

- 2 - available for payment on the Debentures then Outstanding, whichever shall be later, to but excluding the next Interest Payment Date in arrears, with overdue interest, if any, at the same rate after as well as before maturity and after as well as before maturity, default and judgment. If an Event of Default has occurred and is continuing, the interest will be calculated on the basis of 5.75% per annum instead of 1.75% per annum for that part of the Interest Period commencing on the date that the Event of Default occurred up to and including the date on which such Event of Default is no longer occurring. As interest on this Debenture becomes due, the Issuer (subject to early repurchase or conversion pursuant to the terms of this Debenture) shall make an electronic funds transfer to an account designated by the Holder for such payment. The Debenture will mature on the Initial Maturity Date, provided that the Issuer and the Holder may agree in writing not later than February , 2024 that the maturity date of this Debenture will extend to May , 2024 (the “Final Maturity Date”). This Debenture is subject to the terms and conditions of Schedule “A” hereof, which is incorporated into and forms part of this Debenture. All capitalized terms used in this Debenture have the meaning set forth in Schedule “A” hereto, unless other defined in this Debenture. The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000. The Debentures of any authorized denomination may be exchanged, as provided herein, for Debentures in equal aggregate principal amount. This Debenture is issued as part of a series of Debentures in the aggregate principal amount of $150,000,000. The Debentures rank pari passu with one another, in accordance with their tenor without discrimination, preference or priority and, subject to statutory preferred exceptions, shall rank equally with all other present and future unsubordinated unsecured Indebtedness of the Issuer other than Specified Senior Indebtedness permitted under section 8.1(b) hereof. The Debentures and the Guarantees shall be subordinated, in accordance with the provisions of Article 4, to the Specified Senior Indebtedness of the Issuer and the Guarantors permitted under section 8.1(b) hereof. Each $1,000 principal amount of Debentures is convertible commencing the date of issue and ending on the third Business Day prior to the Maturity Date, into that number of Common Shares obtained by dividing $1,000 by the conversion price of $6.00 per Common Share (the “Conversion Price”), subject to adjustment upon the occurrence of certain events specified herein. No fractional Common Shares will be delivered to the Holders upon conversion, but in lieu thereof, if such a fraction shall become owing, the Issuer will make an equivalent cash payment. The accrued and unpaid interest on any Debentures so converted shall be paid in cash. Upon the giving of notice by the Issuer of the occurrence of an Event of Default in accordance herewith, the Debentures will become immediately due and payable, subject to the provisions for subordination. The Issuer will be required, in the manner and at the repurchase price set out herein, to make an offer to repurchase the Debentures then Outstanding by notice to the Holders thereof.

- 3 - Any Debenture Payments will be made free and clear of and without withholding or deduction for or on account of Taxes, unless the Issuer or Guarantor is required to withhold or deduct any amount for or on account of Taxes by Applicable Law. If the Issuer or Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any Debenture Payment made under or with respect to the Debentures, it will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Issuer or Guarantor, as applicable, will pay to the relevant Holder Additional Amounts as may be necessary so that the net amount received by each Holder (including Additional Amounts) after the withholding or deduction on any Indemnified Taxes will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted. This Debenture contains provisions for the holding of meetings of Holders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the Holders of the majority in aggregate principal amount of the Debentures Outstanding binding upon all Holders, subject to the provisions hereof. This Debenture may only be transferred upon compliance with the conditions precedent herein on the register kept at the principal office of the Issuer, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Issuer, and upon compliance with such reasonable requirements as the Issuer may prescribe, and such transfer shall be duly noted thereon by the Issuer. This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto. This Debenture will be entitled to the benefits of the Guarantees made for the benefit or the Holders. Reference is hereby made to Appendix 1 to Schedule “A” for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors. The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture, the whole in accordance with and subject to the respective provisions thereof.

- 4 - IN WITNESS WHEREOF the Issuer and the Guarantors have caused this Debenture to be signed by their duly authorized officers. DATED as of the day of November, 2023 BlackBerry Limited Per: BlackBerry Corporation Per: BlackBerry UK Limited Per:

SCHEDULE “A” ARTICLE 1 INTERPRETATION 1.1 Definitions In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions below shall have the following meanings: “Act” or “Act of Holder(s)”, when used with respect to any Holder(s), shall have the meaning specified in subsection 1.12(a); “Additional Amount” has the meaning ascribed thereto in subsection 2.16(a); “Affiliate” shall have the meaning ascribed thereto in National Instrument 45-106 Prospectus Exemptions; “Applicable Law” shall mean, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation; “Applicable Securities Law” shall mean any Applicable Law in any jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction; “Board of Directors” shall mean either the Board of Directors of the Issuer, or any committee of that board duly authorized to make a decision on the matter in question, or to the extent that a Successor Issuer is not a corporation, the Persons performing the equivalent function of such Successor Issuer; “Board Resolution” shall mean a copy of a resolution certified by the Chairman, Chief Executive Officer, the Chief Financial Officer, or any Vice-President, Secretary or Assistant Secretary of the Issuer, or to the extent that a Successor Issuer is not a corporation, the Persons performing the equivalent function of such Successor Issuer, to have been duly adopted by the Board of Directors and to be in full force and effect and unamended on the date of such certification; “Business Combination” has the meaning ascribed thereto in section 7.5; “Business Day” shall mean any day of the week, other than Saturday, Sunday or a statutory holiday in the Province of Ontario, on which banking institutions are open for business in the City of Toronto, Ontario;

- 2 - “Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as in effect on the date hereof), is required to be classified and accounted for as a capital lease on a balance sheet of such Person; “Change of Control” means any of the following: (a) the acquisition by any Person or one or more members of a group of Persons, acting jointly or in concert, directly or indirectly, in a single transaction or a series of related transactions of voting control or direction over more than 35% of the then outstanding Common Shares; (b) the acquisition by any Person (other than the Issuer or any of the Guarantors) or one or more members of a group of Persons acting jointly or in concert (other than a group consisting solely of two or more of the Issuer and any of the Guarantors), directly or indirectly, in a single transaction or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole; or (c) the completion of a merger, amalgamation, arrangement or similar transaction which results in the holders of the Issuer’s Common Shares immediately prior to the completion of such transaction holding, in the aggregate, less than 50% of the then outstanding Common Shares of the resulting entity immediately after the completion of such transaction; “Change of Control Issuer Notice” has the meaning attributed thereto in section 3.2(a); “Change of Control Repayment Offer” has the meaning ascribed thereto in subsection 3.2(a); “Change of Control Repurchase Date” means the date identified as such in a Change of Control Issuer Notice, which date shall not be less than thirty (30) nor more than forty-five (45) days after the date of such Change of Control Issuer Notice; “Change of Control Repurchase Notice” has the meaning attributed thereto in subsection 3.2(b); “Change of Control Repurchase Price” of any Debenture means 115% of the principal amount of the Debenture to be purchased, plus any accrued and unpaid interest thereon; “CIRO” means the Canadian Investment Regulatory Organization; “Closing Price” for any Trading Date means (i) the closing price of the Common Shares on the NYSE for such date, or (ii) if there has been no trading of the Common Shares on the NYSE on such date or the Common Shares are not listed on the NYSE on such date, the closing price of the Common Shares on the Recognized Stock Exchange on which the Common Shares have been most actively traded on such date, and (iii) if no closing price is reported on either the NYSE or such Recognized Stock Exchange on such date, the

- 3 - average of the bid and ask prices on the NYSE or, if there is more than one bid or ask price, the average of the average bid and the average ask prices on the NYSE. In the absence of such a quotation, the Board of Directors shall be entitled to make a good faith determination of the price on the basis it considers appropriate which shall be conclusive. “Common Share Payment” means a payment or delivery in accordance with section 2.22; “Common Shares” means the common shares in the share capital of the Issuer; “Consolidated Assets” as of any date means the consolidated assets of the Issuer determined in accordance with GAAP as set out in the quarterly or annual balance sheet of the Issuer as of such date; “Consolidated Revenues” for any period means the consolidated revenues of the Issuer determined in accordance with GAAP as set out in the quarterly or annual income statements of the Issuer for such period; “Conversion Date” has the meaning ascribed thereto in section 5.1(d); “Conversion Notice” has the meaning ascribed thereto in subsection 5.1(d); “Conversion Price” per Common Share as of any time means the quotient of (i) $1,000 divided by (ii) the applicable Conversion Rate at such time, rounded to the nearest cent; the Conversion Price shall initially be $6.00 per Common Share; “Conversion Rate” means the rate at which Common Shares shall be delivered upon conversion, which rate shall initially be 166.67 Common Shares per $1,000 principal amount of Debentures, as adjusted from time to time pursuant hereto; “Convertible Securities” has the meaning ascribed thereto in section 9.12; “Counsel” shall mean any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Issuer; “Current Dividend Rate” means initially $0.00 per Common Share per year and if the Issuer declares a semi-annual, quarterly or other periodic dividend other than a Special Dividend, means that amount expressed as an annualized amount per Common Share; “Current Market Price” on any date means the Weighted Average Trading Price on the NYSE per Common Share for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such date and if the Common Shares are not traded on the NYSE for such period, the Weighted Average Trading Price on the Recognized Stock Exchange on which the Common Shares have been most actively traded in such period per Common Share for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such date;

- 4 - “Debentures” means, collectively, this Debenture and the other 1.75% Extendible Convertible Unsecured Debentures due February 13, 2024 initially issued on November , 2023 in an aggregate principal amount of $150,000,000; “Debenture Liabilities” has the meaning ascribed thereto in section 4.1; “Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default with the giving of notice, passage of time, or both; “Determination Date” has the meaning ascribed thereto in section 7.1(f); “Distributed Property” has the meaning ascribed thereto in section 7.1(d); “Distributions Paid in the Ordinary Course” means cash dividends paid on the Common Shares in any Fiscal Year in the ordinary course of business in accordance with a dividend policy approved by the Board of Directors provided that such dividend policy does not provide for such dividends to exceed an annual rate of 5% of net income of the Issuer (before extraordinary items) for the most recent Fiscal Year for which financial statements of the Issuer are then available, determined on a consolidated basis in accordance with GAAP and as set out in the Issuer’s financial statements for such Fiscal Year; “Dividend Increase” means the Issuer publicly announcing an increase in the dividend on the Common Shares to an amount higher than the then Current Dividend Rate; “Event of Default” shall mean any of the events identified in subsection 10.1 as being an Event of Default; “Exchange Cap” has the meaning ascribed thereto in section 5.6(b); “Exchange Rate” means, for any date, in the case of a conversion of an amount denominated in one currency, (the “First Currency”) into another currency, (the “Second Currency”), the rate on such date announced by the Bank of Canada for exchanging the First Currency into the Second Currency; provided that if such rate is not available on the applicable date, then such rate shall be determined as of the immediately preceding date on which such rate is available. In the event that the Bank of Canada does not announce an exchange rate for such currencies, the Board of Directors shall be entitled to make a good faith determination of the applicable exchange rate by reference to such other third party service providing exchanges rates as it considers appropriate which determination shall be conclusive. “Expiration Date” has the meaning ascribed thereto in section 7.1(g); “Expiration Time” has the meaning ascribed thereto in section 7.1(g); “Extraordinary Resolution” means a resolution at a meeting of Holders duly convened and held in accordance with the provisions of Article 14 passed by the favourable votes of Holders of at least 91% of the Outstanding Debentures affected represented, in person or

- 5 - by proxy at such meeting or a resolution signed in the manner contemplated by section 14.8; “Fairfax” means Fairfax Financial Holdings Limited; “Final Maturity Date” means May , 2024; “Fiscal Year” means any of the annual accounting periods of the Issuer ending on or about February 28 of each year; “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, and any change therein, including but not limited to, as a result of the adoption of International Financing Reporting Standards (“IFRS”) by the Issuer and its Subsidiaries; “Governmental Authority” shall mean, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions, Recognized Stock Exchange, or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is residing, incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country; “Guarantee” means the guarantee by each Guarantor of the obligations of the Issuer with respect to the Debentures; “Guarantor” means (i) initially, each of BlackBerry Corporation and BlackBerry UK Limited and (ii) any other Person who executes a Guarantee in accordance with the terms hereof; “Holder(s)” as of any time means the registered holder(s) of Debentures at such time; “Indebtedness” means, with respect to a Person, and without duplication: (a) indebtedness of such Person for monies borrowed or raised, including any indebtedness represented by a note, bond, debenture or other similar instrument of such Person; (b) reimbursement obligations of such Person arising from bankers’ acceptance, letters of credit or letters of guarantee or similar instruments; (c) indebtedness of such Person for the deferred purchase price of property or services, other than for consumable non‑capital goods and services purchased in the ordinary

- 6 - course of business, including arising under any conditional sale or title retention agreement, but excluding for greater certainty ordinary course accounts payable; (d) obligations of such Person under or in respect of Capital Leases, synthetic leases, Purchase Money Security Interests or sale and leaseback transactions; (e) the aggregate amount at which shares in the capital of such Person that are redeemable at fixed dates or intervals or at the option of the holder thereof may be redeemed; and (f) guarantees or Liens granted by such Person in respect of Indebtedness of another Person; “Independent Member of CIRO” means a member firm of CIRO that, in the determination of the Board of Directors acting reasonably, is independent of the Issuer having regard to, among other things, the considerations set out in National Instrument 33- 105 Underwriting Conflicts or any successor instrument; “Initial Maturity Date” means February , 2024; “Interest Commencement Date” means November , 2023; “Interest Payment Date” means each of the Initial Maturity Date and, if applicable, the Final Maturity Date; “Interest Period” has the meaning ascribed thereto in section 2.3; “Interest Record Date” means, with respect to an Interest Payment Date, the date determined as the record date for the determination of the Holders to which interest on Debentures is payable on such Interest Payment Date, which date shall be the Business Day immediately preceding the Interest Payment Date (or if such day is not a Business Day, the immediately preceding Business Day); “Issue Date” means the date on which the Debentures are initially issued by the Issuer, November , 2023; “Issuer” shall mean BlackBerry Limited until a Person shall have become a Successor Issuer pursuant to the applicable provisions hereof, and thereafter, “Issuer” shall mean such Successor Issuer; “Lien” means any hypothec, security interest, mortgage, lien, right of preference, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement (other than an operating lease (provided that the determination of whether a lease is accounted for as an operating lease is to be made in accordance with GAAP as in effect on the date hereof)) relating to such property or assets;

- 7 - “Maturity” shall mean the date on which principal becomes due and payable under the Debentures in accordance with the terms hereof; “Maturity Date” means (i) the Initial Maturity Date; or (ii) if the Issuer and the holder have agreed by instrument in writing not later than February , 2024, the Final Maturity Date; “Nasdaq” means the Nasdaq Stock Market; “Non-Public Offering” has the meaning ascribed thereto in section 9.12); “Notice” shall mean any notice, document or other communication required or permitted to be given under the Debentures; “NYSE” means the New York Stock Exchange; “Officer’s Certificate” shall mean a written certificate signed by any Responsible Officer of the Issuer, and delivered to the Holders; “Opinion of Counsel” shall mean a written opinion addressed to the Holders (among other addressees as applicable) by Counsel who shall be reasonably satisfactory to the Holders; “Outstanding” when used with respect to Debentures shall mean, as of the date of determination, all Debentures of the series issued and outstanding, except: (i) Debentures theretofore cancelled by the Issuer or delivered to the Issuer for cancellation; (ii) Debentures for whose payment, purchase, or repurchase money in the necessary amount has been theretofore satisfied upon irrevocable remittance by the Issuer to a trustee for the account of the Holder(s) of such Debentures; and (iii) Debentures that have been surrendered to the Issuer pursuant to section 2.17 or in exchange for or in lieu of which other Debentures have been executed and delivered, other than any such Debentures in respect of which there shall have been presented to the Issuer proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Issuer; provided, however, that: (A) in determining whether the Holders of the requisite principal amount of Debentures then Outstanding have taken any Act of Holders hereunder, Debentures owned by the Issuer or any Subsidiary of the Issuer shall be disregarded and deemed not to be then Outstanding; and (B) Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Issuer the pledgee’s right to act with respect to such Debentures and that the pledgee is not the Issuer or any Subsidiary of the Issuer;

- 8 - “Permitted Conversion Period” means the period starting on November , 2023 and ending on the third Business Day prior to the Maturity Date; “Permitted Junior Payments” means any payment or other distribution to the holders of the Debentures of securities of the Issuer or a Guarantor or any successor corporation or any corporation which is a transferee of all or substantially all of the assets of the Issuer and its Subsidiaries in each case that are equity securities or that are subordinated in right of payment to all Specified Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, to the substantially same extent, or to a greater extent, than the Debentures or the relevant Guarantee, as the case may be, are so subordinated; “Permitted Liens” means: (a) Liens securing Specified Senior Indebtedness permitted under section 8.1(b); (b) Purchase Money Security Interests permitted under section 8.1(c)(i); (c) Liens on real property incurred in connection with a sale and lease back of such real property securing Indebtedness permitted under section 8.1(c)(ii); (d) Liens over receivables and related assets incurred in connection with a securitization or factoring of receivables to the extent permitted under section 8.1(c)(iii); (e) Liens over the assets of a Subsidiary acquired by the Issuer or its subsidiaries securing indebtedness of such Subsidiary existing prior to its acquisition and not incurred in contemplation thereof to the extent permitted under section 8.1(c)(iv); (f) Liens over insurance policies securing indebtedness incurred to finance premiums due under such insurance policies to the extent permitted under section 8.1(c)(v); (g) Liens imposed or arising by operation of law, in each case, in respect of obligations not yet due or which have been postponed or are being contested in good faith and by appropriate proceedings to the extent that adequate reserves are maintained; (h) pledges or deposits made in the ordinary course of business in connection with bids or tenders or to comply with the requirements of any legislation or regulation applicable to the Person concerned or its business or assets; (i) easements, rights of way, encroachment agreements, servitudes, minor encroachments, minor irregularities in title or other similar encumbrances or privileges in respect of any real property which, either singly or in the aggregate, do not materially impair the value or the use thereof and which are not violated in any material respect by existing or proposed structures or land use, and any zoning restrictions and leases existing as at the date hereof; (j) undetermined or inchoate liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised and of which none of

- 9 - the Lenders has been given notice, or that relate to obligations not due or payable, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person; (k) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grants of real or immovable property, or interests therein, that do not materially affect the use of the affected land for the purpose for which it is used by that Person; (l) the right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and (m) the Lien created by a judgement of a court of competent jurisdiction, as long as the judgement is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default; and (n) any other Lien listed in Schedule 1.11 “Permitted Transactions” has the meaning ascribed thereto in section 9.12;“Person” shall mean any natural person, corporation, firm, partnership, joint venture, trustee, executor, liquidator, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or Governmental Authority and pronouns relating thereto have a similar extended meaning; “Proceeding” shall mean any suit, action or other judicial or administrative proceeding; “Purchase Money Security Interest” means a Lien created or incurred by the Issuer or one of its Subsidiaries securing Indebtedness incurred to finance the acquisition of property (including the cost of installation thereof), provided that (i) such Lien is created substantially simultaneously with the acquisition of such Property, (ii) such Lien does not at any time encumber any Property other than the Property financed by such indebtedness, (iii) the amount of Indebtedness secured thereby is not increased subsequent to such acquisition, and (iv) the principal amount of Indebtedness secured by any such Lien at no time exceeds 100% of the original purchase price of such property and the cost of installation thereof, and for the purposes of this definition the term “acquisition” includes a Capital Lease; “Purchased Shares” has the meaning ascribed thereto in section 7.1(g); “Recognized Stock Exchange” means the NYSE or, if the Common Shares are not listed on the NYSE, any other major securities exchange or market (including without limitation the TSX or Nasdaq) on which the Common Shares are then listed and posted for trading;

- 10 - “Responsible Officer of the Issuer” means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice-President, the Secretary, any Assistant Secretary, or any other officer of the Issuer customarily performing functions similar to those performed by any of the above designated officers; “Restricted Debenture” means a Debenture issued in accordance with section 2.2 that bears the U.S. Legend; “Rights” and “Rights Plan” have the meanings ascribed thereto in subsection 7.1(e); “Senior Creditor” means a holder or holders of Specified Senior Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders; “Senior Security” means all Liens held by or on behalf of any Senior Creditor and in any manner securing any Specified Senior Indebtedness; “Special Dividend” means any dividend or other distribution of cash or property by the Issuer to the holders of Common Shares if the amount expressed in the Trading Currency exceeds 5% of the Closing Price for the Common Shares on the date that the Board of Directors declares the dividend or other distribution; “Specified Senior Indebtedness” means, without duplication such Indebtedness as the Issuer shall designate as “Specified Senior Indebtedness” by notice to the Holders in writing (in all cases subject to the limitations set out in section 8.1); provided that the aggregate principal amount of Specified Senior Indebtedness shall not exceed $550,000,000 at any one time outstanding; provided, further, that all Specified Senior Indebtedness must constitute: (a) Indebtedness referred to in paragraphs (a) and (b) of the definition of Indebtedness; (b) renewals, extensions, restructurings, refinancings and refundings of any such Indebtedness; or (c) guarantees of any of the foregoing. “Spinoff Securities” has the meaning ascribed thereto in section 7.1(d); “Spinoff Valuation Period” has the meaning ascribed thereto in section 7.1(d); “Stated Maturity” shall mean, with respect to any principal of or accrued interest on a Debenture, the fixed date or dates specified on which such principal or interest is due and payable; “Subordination Agreements” has the meaning ascribed thereto in section 4.7; “Subsidiary” in relation to any specified Person, shall mean (a) any corporation, association or other business entity a majority of the outstanding Voting Securities of which

- 11 - are beneficially owned, directly or indirectly, by or for such Person and/or by or for any Subsidiary or one or more of the other Subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are the Person or one or more Subsidiaries of that Person (or any combination thereof); “Successor Issuer” or “Successor Guarantor” shall have the meaning ascribed thereto in subsection 15.1(a); “Taxes” has the meaning ascribed thereto in section 2.16(a); “Trading Currency” has the meaning ascribed thereto in section 7.1; “Trading Day” means, with respect to any Recognized Stock Exchange or any other market for securities, any day on which such exchange or market is open for trading or quotation; “Transfer Agent” shall mean Computershare Investor Services Inc. or other Person or Persons appointed as the transfer agent for the Common Shares, in such capacity, together with such Person’s or Persons’ successor from time to time in such capacity; “Triggering Distribution” has the meaning ascribed thereto in section 7.1(f); “TSX” means the Toronto Stock Exchange; “Unrestricted Debenture” means a Debenture issued in accordance with section 2.2 that does not bear the U.S. Legend; “U.S. Legend” has the meaning ascribed thereto in section 2.21; “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; “United States Dollar” or “Dollar” or “$” shall mean lawful currency of the United States; “Voting Securities” means a security conferring a right to vote in all circumstances or by reason of an event which has occurred and is continuing, and includes a security convertible into such a security, as well as an option or a right which may be exercised to acquire such a security and, in reference to the Issuer, includes for greater certainty the Common Shares of the Issuer; “Weighted Average Trading Price” means, with respect to any security on a stock exchange or quotation service during a specified period, the quotient obtained by dividing (i) the aggregate sale price of all such securities sold on such stock exchange or quotation

- 12 - service during such period by (ii) the total number of such securities sold on such stock exchange or quotation service during such period, as determined from time to time by the Board of Directors, or upon request of the Board of Directors, as determined by an Independent Member of CIRO for such purpose; “Written Order” means a written order or request, respectively, signed in the name of the Issuer by a Responsible Officer or director of the Issuer; and all other terms which are used herein but not otherwise defined herein, and that are defined in the Securities Act (Ontario), either directly or by reference therein, shall have the meanings assigned to them therein. 1.2 Interpretation (a) Words importing the singular number shall include the plural and vice versa and words importing any gender shall include the masculine, feminine and neuter genders. (b) The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and other words of similar import refer to this Debenture as a whole and not to any particular article, section, subsection, paragraph, clause or other part of this Debenture. (c) Except as otherwise provided herein, any reference in this Debenture to any act, statute, regulation, policy statement, instrument, agreement, or section thereof shall be deemed to be a reference to such act, statute, regulation, policy statement, instrument, agreement or section thereof as amended, re-enacted or replaced from time to time; (d) Any reference herein to any agreement shall include such agreement as amended, restated, supplemented, replaced or otherwise modified from time to time to the extent permitted hereunder; (e) Any reference herein to any Person shall include such Person’s permitted successors and permitted assigns. 1.3 Accounting Terms As used in this Debenture and in any certificate or other document made or delivered pursuant to this Debenture, accounting terms not defined in this Debenture, or in any such certificate or other document, and accounting terms partly defined in this Debenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Debenture, or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Debenture, or in any such certificate or other document shall prevail.

- 13 - 1.4 Headings and Table of Contents The division of this Debenture, or any related document, into articles, sections, subsections, paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture or any such related document. 1.5 Section and Schedule References Unless something in the subject matter or context is inconsistent therewith, references in this Debenture to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules of or to this Debenture. 1.6 Governing Law This Debenture shall be governed by, and construed with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating in any way to this Debenture. 1.7 Currency Unless expressly provided to the contrary in this Debenture, all monetary amounts in this Debenture refer to United States Dollars and all amounts payable to Holders shall be paid in United States Dollars. For the purposes of any calculation required to be made hereunder, all conversions of amounts in one currency into another shall be made at the Exchange Rate in effect on the date of such calculation. 1.8 Non-Business Days Unless expressly provided to the contrary in this Debenture, whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such period of time shall begin or end and such calculation shall be made as of the day that is not a Business Day, but such actions shall be taken and such payment shall be made, as the case may be, on the next succeeding Business Day. 1.9 Time Unless otherwise expressly stated in this Debenture, all references to a time will mean such time in Toronto, Ontario. Time shall be of the essence in this Debenture. 1.10 Independence of Covenants Each covenant contained in this Debenture shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any

- 14 - one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. 1.11 Form of Documents Delivered (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Debenture, they may, but need not, be consolidated and form one instrument. 1.12 Acts of Holders (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Debenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Debenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders voting in favour thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 14, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such requisite instrument or instruments are delivered to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” or the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Debenture and, conclusive in favour of the Issuer, if made in the manner provided in this section 1.12. The record of any meeting of Holders shall be provided in the manner specified in section 14.7. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity, other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or

- 15 - writing, or the authority of the Person executing the same, may also be proved in any manner that the Issuer deems sufficient. (c) If the Issuer shall solicit from the Holders any Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to take such Act, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion, as the case may be, provided that such record date shall be fixed on a date not more than sixty (60) days prior to the Act. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Debentures Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debentures Outstanding shall be computed as of such record date. (d) Any Act of the Holder of any Debenture shall bind every future holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, suffered or omitted by the Issuer in reliance thereon, whether or not notation of such action is made upon such Debenture. 1.13 Interest Payments and Calculations (a) All interest payments to be made under this Debenture shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after Maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and, to the extent permitted by Applicable Law, interest will accrue on overdue interest. (b) For the purposes of the Interest Act (Canada), if in this Debenture a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by the number of days in such period. (c) The rate of interest stipulated in this Debenture will be calculated using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest. (d) In calculating interest under this Debenture for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded. 1.14 English Language The Issuer and, by their acceptance of Debentures, the Holders, acknowledge having consented to and requested that this Debenture and each document related hereto and

- 16 - thereto be drawn up in the English language only. La Société et, par leur acceptation des débentures, les porteurs, reconnaissent avoir accepté et demandé que, chaque débenture et chaque document relié à celles-ci soient rédigés en langue anglaise. 1.15 Successors and Assigns All covenants and agreements in this Debenture by the Issuer shall bind its successors and assigns, whether expressed or not. 1.16 Severability Clause If any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. 1.17 Benefits of the Debenture Nothing in this Debenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, any Person maintaining the record of the Holders pursuant to section 2.15, any Transfer Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Debenture. 1.18 Unclaimed Debentures Subject to Applicable Law, all Debentures together with any interest thereon which remain unclaimed after a period of three (3) calendar years from the Maturity Date shall be forfeited and shall revert to the Issuer. 1.19 Schedules The following Schedules form part of this Debenture: Schedule 1.11 – Additional Permitted Liens Schedule 2.15(a) – Form of Certificate of Transfer Schedule 2.15(b) – Form of Certificate of Exchange Schedule 5.1(d) – Form of Conversion Notice Schedule 11.3 – Opinions Regarding Guarantors

- 17 - 1.20 [Intentionally Deleted] ARTICLE 2 THE DEBENTURES 2.1 Limit of Issue and Designation of Debentures This Debenture is one of a series designated as “1.75% Extendible Convertible Unsecured Debentures due February , 2024”, initially issued on November , 2023 in an aggregate principal amount of, and not to exceed, $150,000,000. 2.2 Form and Terms of Debentures (a) The Debentures shall be dated as of the Issue Date. The Debentures shall bear interest from and including the Interest Commencement Date at the rate of 1.75% per annum (after as well as before Maturity, default and judgment, with interest on overdue interest at the said rate), payable in instalments in arrears on each Interest Payment Date, subject to section 2.3. The Debentures will mature on the Initial Maturity Date, provided that the Issuer and a Holder may agree by instrument in writing not later than February , 2024 that the maturity date of the Debentures held by such Holder will extend to the Final Maturity Date. Subject to the other terms hereof, the principal of the Debentures will be payable at Maturity in lawful money of the United States against surrender thereof by the Holder at the Issuer’s office in Waterloo, Ontario, or at such place or places as may be designated by the Issuer for that purpose. (b) The Debentures shall be issued as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000, and shall be convertible as provided for in Article 5. 2.3 Interest Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest from and including Interest Commencement Date or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the Debentures then Outstanding, whichever shall be the later, to but excluding the earlier of: (i) the following Interest Payment Date; (ii) if purchased in accordance with section 3.1, the date of payment; (iii) if repurchased in accordance with section 3.2, the Change of Control Repurchase Date; (iv) if converted in accordance with section 5.1, the Conversion Date; and (v) the Maturity Date;

- 18 - as the case may be (the “Interest Period”), upon due presentation and surrender thereof for payment on or after the appropriate date. The interest payable per $1,000 principal amount of Debentures in respect of an Interest Period shall be calculated by multiplying $1,000 by the interest rate of 1.75% per annum, dividing the product so obtained by 365 or 366 days, as the case may be, and multiplying the quotient by the actual number of days in the said Interest Period. If an Event of Default has occurred and is continuing, the interest payable in accordance with this section 2.3 will be calculated on the basis of 5.75% per annum instead of 1.75% per annum for that part of the Interest Period commencing on the date that the Event of Default occurred up to and including the date on which such Event of Default is no longer occurring. 2.4 Prescription The right of the Holder to exercise its rights under this Debenture shall become void unless this Debenture is presented for payment within a period of three (3) years from Maturity, after which payment thereof shall be governed by the provisions of Article 12 hereof. The Issuer shall have satisfied its obligations under the Debentures upon irrevocable remittance to a trustee for the account of the Holder, upon repurchase, conversion or at the Maturity Date, of any and all consideration due hereunder in cash or, to the extent provided for and permitted hereunder, by the making of a Common Share Payment, subject to and in accordance with the provisions of this Debenture, and such remittance shall for all purposes be deemed a payment to the Holder, and to that extent such Debenture shall thereafter not be considered as Outstanding and the Holder shall have no right, except to receive payment out of the moneys so paid and deposited. 2.5 Issue of Debentures Debentures in such aggregate principal amounts as the Board of Directors shall determine in accordance with the terms hereof and denominated in lawful money of the United States shall be executed by the Issuer from time to time. 2.6 Execution The Debentures shall be executed on behalf of the Issuer by any Responsible Officer of the Issuer. The signature of any of such officer on the Debentures may be manual, facsimile or electronic. Debentures bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures. 2.7 [Intentionally Deleted] 2.8 Registration of Exchanges Subject to section 2.15, Debentures may be exchanged for one or more Debentures in an equal aggregate principal amount upon surrender of the Debentures to be exchanged at the Issuer’s principal office in Waterloo, Ontario; provided, however, that each Debenture

- 19 - issued in exchange for such original Debenture shall have a principal amount in an authorized denomination as provided for herein. 2.9 Persons Entitled to Payment (a) Prior to due presentment for registration of a transfer of any Debenture, the Issuer and any other Person, as the case may be, may treat the Person in whose name any Debenture is registered in the applicable register as the absolute and sole owner of such Debenture for all purposes including receiving payment of the principal of, and any premium, if any, interest or other amount on such Debenture, receiving any notice to be given to the Holder of such Debenture, and taking any Act of Holders with respect to such Debenture, whether or not any payment with respect to such Debenture shall be overdue, and none of the Issuer or any other Person, as the case may be, shall be affected by notice to the contrary. (b) Delivery of a Debenture to the Issuer by or on behalf of the Holder thereof shall, upon payment of such Debenture, be a valid discharge to the Issuer of all obligations evidenced by such Debenture. None of the Issuer or any other Person shall be bound to inquire into the title of any such Holder. (c) In the case of the death of one or more joint registered Holders of a Debenture, the principal of, and premium, if any, interest and any other amounts on such Debenture may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debenture, shall constitute a valid discharge to the Issuer. 2.10 Payment of Principal and Interest on Debentures (a) Subject to repurchase or conversion pursuant to the terms hereof, as payments in respect of interest on the Debentures become due, interest payable on the Debentures on an Interest Payment Date will be payable by the Issuer to the Holders thereof in whose names the Debentures are registered at the close of business on the Interest Record Date with respect to the applicable Interest Payment Date. The Issuer shall forward such payment to the Holder in whose name any Debenture is registered at the close of business on the Interest Record Date with respect to the applicable Interest Payment Date. Subject to section 2.16, the forwarding of such funds by the Issuer to the Holders shall satisfy and discharge the Issuer’s liability for payment of the interest on the Debentures to the extent of the sums represented thereby, plus the amount of any withholding or other tax deducted in accordance with Applicable Law. (b) If a Debenture or a portion thereof is called or presented for repurchase or conversion and the Payment Date or Conversion Date is subsequent to an Interest Record Date but prior to the related Interest Payment Date, interest accrued on such Debenture will be paid upon presentation and surrender of such Debenture or portion thereof up to but excluding the Payment Date or Conversion Date to the

- 20 - Holders thereof in whose names the Debentures are registered at the close of business on the Interest Record Date. (c) Subject to the foregoing provisions of this section, each Debenture delivered in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture. 2.11 [Intentionally Deleted] 2.12 [Intentionally Deleted] 2.13 [Intentionally Deleted] 2.14 Rank The Debentures shall be direct, unsecured obligations of the Issuer and the Guarantees will be direct, unsecured obligations of the Guarantors. The Debentures rank pari passu with one another, in accordance with their tenor without discrimination, preference or priority and, subject to statutory preferred exceptions, shall rank equally with all other present and future unsubordinated unsecured Indebtedness of the Issuer other than Specified Senior Indebtedness permitted under section 8.1(b). The Debentures and the Guarantees shall be subordinated, in accordance with the provisions of Article 4, to the Specified Senior Indebtedness of the Issuer and the Guarantors permitted under section 8.1(b). 2.15 Register and Transfer (a) The Issuer shall cause to be kept at its principal office in Waterloo, Ontario, a register, in which shall be entered the names and latest known addresses of the Holders and all transfers of Debentures. Such registration shall be noted on the Debentures by the Issuer. No transfer of a Debenture shall be effective as against the Issuer unless made on one of the appropriate registers by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Issuer, upon compliance with this Debenture and any other such requirements as the Issuer may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Issuer; (b) Notwithstanding any other provisions of this Debenture, transfers and exchanges of Debentures shall be made in accordance with this subsection 2.15(b). (i) Transfer of Restricted Debentures for Restricted Debentures. A Restricted Debenture may be transferred to a Person who takes delivery thereof in the form of a Restricted Debenture if the Issuer receives a certificate to the effect set forth in Schedule 2.15(a) hereto, including the certifications in item (1) thereof. (ii) Transfer and Exchange of Restricted Debentures for Unrestricted Debentures. A Restricted Debenture may be exchanged by the Holder

- 21 - thereof for an Unrestricted Debenture or transferred to a Person who takes delivery thereof in the form of an Unrestricted Debenture if the Issuer receives the following: (1) if the Holder of such Restricted Debenture proposes to exchange such Debenture for an Unrestricted Debenture, a certificate from such Holder in the form of Schedule 2.15(b) hereto, including the certifications in item 1(b) thereof; or (2) if the Holder of such Restricted Debenture proposes to transfer such Debenture to a Person who shall take delivery thereof in the form of an Unrestricted Debenture, a certificate from such Holder in the form of Schedule 2.15(a) hereto, including the certifications in item (2) or (3) thereof; and, in the event of an exchange or transfer based on the certifications in item 3(b) of Schedule 2.15(a), if the Issuer so requests, an opinion of counsel or other documentation in form reasonably acceptable to the Issuer to the effect that such transfer or exchange is in compliance with the U.S. Securities Act. (iii) Transfer of Unrestricted Debentures for Unrestricted Debentures. Except as otherwise set out herein, no written orders or instructions shall be required to be delivered to the Issuer to effect a transfer of an Unrestricted Definitive Debenture to Persons who take delivery thereof in the form of an Unrestricted Debenture. 2.16 Additional Amounts (a) Any payments made by or on behalf of the Issuer or Guarantor under or with respect to the Debentures (including, without limitation, any Common Share Payment) (in this section 2.16, such payment, a “Debenture Payment”) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory of Canada or by any authority or agency thereof or therein having power to tax, including, without limitation any such charges or taxes imposed under Part XIII of the Income Tax Act (Canada) (or any successor legislation of similar effect) (“Taxes”), unless the Issuer or Guarantor is required to withhold or deduct any amount, for or on account of, Taxes by Applicable Law. If the Issuer or Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any Debenture Payment made under or with respect to the Debentures, the Issuer or Guarantor, as applicable, will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant Governmental Authority as and when required by Applicable Law and the Issuer or Guarantor, as applicable, will pay to the relevant Holder such additional amounts (the

- 22 - “Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after the withholding or deduction of any Indemnified Taxes will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted. For this purpose, “Indemnified Taxes” means Taxes other than Taxes imposed on a Holder (i) by reason of such Holder being a Person with whom the Issuer or Guarantor is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) at the time of making a Debenture Payment, (ii) by reason of such Holder being, or not dealing at arm’s length with, a “specified shareholder” as defined in subsection 18(5) of the Income Tax Act (Canada) of the Issuer or Guarantor, (iii) by reason of the existence of any present or former connection (including, without limitation, carrying on business or having a permanent establishment or fixed base) between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein, other than, in either case, solely by reason of the Holder’s activity in connection with purchasing the Debentures, the mere holding of the Debentures or receiving payments under such Debentures, (iv) by reason of the failure to comply with any certification, identification, information documentation or other reporting requirement required by Applicable Law or an applicable treaty as a precondition to, exemption from, or a reduction in the rate of deduction or withholding of such Taxes, (v) that is an estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a Debenture; (vi) that is a branch profits Tax, franchise Tax or Tax imposed on net income or capital; (vii) that is a Tax which would not have been imposed but for the presentation of a Debenture (where presentation is required) for payment on a date more than 30 days after (I) the date on which such payment became due and payable or (II) the date on which payment thereof is duly provided for, whichever occurs later; (viii) that is a withholding or deduction imposed pursuant to (I) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (II) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (III) any agreement between Issuer and the United States or any authority thereof implementing FATCA; or (ix) that arises from any combination of the items listed above, nor shall Indemnified Taxes include any Taxes with respect to any payment on a Debenture to a holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Debenture directly. (b) Within ninety (90) after the date the payment of any Taxes is due pursuant to Applicable Law, the Issuer or Guarantor, as applicable, will furnish to the Holder

- 23 - copies of tax receipts evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Holder. (c) Whenever in this Debenture there is mentioned, in any context, the payment of principal (and premium, if any), a purchase price, interest or any other Debenture Payment, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (d) The Issuer and the Guarantor will indemnify and hold harmless each Holder and upon written request reimburse each of the Holders for the amount of (i) any Indemnified Taxes so levied or imposed and paid by the Holder as a result of Debenture Payments, and (ii) any Indemnified Taxes levied or imposed and paid by the Holder with respect to reimbursement under (i) above. (e) If the Issuer or Guarantor pays any indemnity or Additional Amounts under this section 2.16 to a Holder and the Holder at any time thereafter receives a refund in respect of Taxes or a credit with respect to payment of Taxes (in both cases, in respect of a Debenture Payment in respect of which such indemnity or Additional Amount was paid), then such Holder shall promptly pay to the Issuer or Guarantor, as applicable, the amount of such refund or credit net of all out-of-pocket expenses reasonably incurred by the Holder to obtain such refund or credit. (f) Where the Issuer is required by Applicable Law to withhold or deduct Taxes from any payment made on a conversion or such other circumstance where the Issuer is issuing Common Shares to a Holder and there is insufficient cash being paid to satisfy the withholding required, the Issuer for the account of the Holder shall facilitate the sale to the extent it is permitted by Applicable Securities Laws, through the investment banks, brokers or dealers selected by the Issuer, out of the Common Shares issued by the Issuer to the applicable Holder, such number of Common Shares that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of Taxes required to be withheld, and shall remit same on behalf of the Issuer to the relevant Governmental Authority as and when required by Applicable Law and shall transfer the balance of the cash proceeds, if any, to the applicable Holder. 2.17 Cancellation of Debentures All Debentures surrendered for payment of the final amount required to be paid thereon, or that have been surrendered to the Issuer for registration of exchange or transfer, shall be promptly cancelled by the Issuer on receipt. 2.18 Mutilated, Lost, Stolen or Destroyed Debentures (a) If any Debenture has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder, the Issuer may, in its discretion, execute and deliver a new Debenture of the same date and amount as the defaced, mutilated, lost, stolen or destroyed Debenture in

- 24 - exchange for and in place of the defaced or mutilated Debenture, and in lieu of and in substitution for the lost, stolen or destroyed Debenture. Notwithstanding the foregoing, no Debenture shall be delivered as a replacement for any Debenture which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debenture, and no Debenture shall be delivered as a replacement for any Debenture which has been lost, stolen or destroyed unless the applicant for the replacement Debenture has furnished to the Issuer evidence, satisfactory in form and substance to the Issuer, of its ownership of, and of such loss, theft or destruction of, such Debenture and has provided a surety bond and indemnity to the Issuer in amount, form and substance satisfactory to it. (b) If any mutilated, defaced, lost, stolen or destroyed Debenture has become or is about to become due and payable, the Issuer, in its discretion, may, instead of executing a replacement Debenture, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debenture. (c) Upon the issuance of a replacement Debenture, the Issuer may require the applicant for such replacement Debenture to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Issuer) connected with such issuance. (d) Each replacement Debenture shall bear a unique serial number and be in a form otherwise identical to the Debenture it replaces. 2.19 Private Placement Legend The Debentures and the Common Shares issuable upon conversion of the Debentures have not been qualified for sale to the public under Applicable Securities Laws. The Debentures and, if issued prior to 4 months and a day after the Issue Date, the Common Shares issuable upon conversion of the Debentures, shall bear a legend in the following form unless, in any such case, the Issuer determines that such legend is not required by Applicable Securities Laws in order to permit the holder to freely trade such Debentures: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE]. 2.20 U.S. Legend on Debentures Any certificate evidencing Debentures (and all securities issued in exchange therefor or substitution thereof, other than the Common Shares, if any, issued upon conversion thereof which shall bear the legend set forth in section 5.4) shall bear a legend in substantially the following form (the “U.S. Legend”); provided that the U.S. Legend may be removed in accordance with subsection 2.15(b) and shall thereafter no longer be required: “THE OFFER AND SALE OF THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN

- 25 - REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES THAT THIS DEBENTURE AND ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.” 2.21 Payment in Shares Where payment or delivery of Common Shares to the Holder is required by the Issuer to be made pursuant to the terms hereof, the Issuer shall deliver to the Transfer Agent for delivery to and on account of the Holder, certificates representing the Common Shares to which the Holder is entitled. In the case of delivery to the Transfer Agent, the Transfer Agent shall deliver to the Holder entitled thereto, the certificates representing such Common Shares, and any cash representing fractional shares as provided for below. No fractional Common Shares shall be delivered to the Transfer Agent or Holder but, in lieu thereof, if such a fraction shall become owing, the Issuer shall pay to the Transfer Agent on account of the Holder, at the time of delivery of Common Shares, the cash equivalent thereof determined on the basis of the then current market value of the fractional share. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price of the Common Shares on the Trading Day immediately preceding the date of delivery by such fractional share and rounding the product to the nearest whole cent. ARTICLE 3 REPURCHASE AND CANCELLATION OF DEBENTURES 3.1 Purchase of Debentures Provided that no Event of Default has occurred and is continuing, the Issuer may at any time, and from time to time, purchase all or any of the Debentures. If an Event of Default, other than an Event of Default under subsection 10.1(i) or 10.1(ii), has occurred and is continuing, the Issuer will not have the right to purchase by private contract. If an Event of Default under subsection 10.1(i) or 10.1(ii) has occurred and is continuing, the Issuer will not have the right to purchase Debentures in any manner.

- 26 - If, upon an invitation for tenders, more Debentures than the Issuer is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Issuer will be selected on a pro rata basis, from the Debentures tendered by each tendering Holder who tendered at such lowest price. For this purpose the Issuer may make, and may from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Holders, notwithstanding the fact that as a result thereof one or more such Debentures becomes subject to purchase in part only. The Holder of any Debenture of which only a part is purchased upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unpurchased part so surrendered, and the Issuer shall deliver such replacement Debenture upon receipt of the Debenture so surrendered. 3.2 Repurchase of Debentures at Option of the Holder upon a Change of Control (a) If a Change of Control occurs prior to the Maturity Date, the Issuer shall make an offer to the Holders to repurchase for cash on the Change of Control Repurchase Date all or any portion of the Debentures of each such Holder, at the Change of Control Repurchase Price (the “Change of Control Repayment Offer”) (provided that in the case of a Change of Control caused by Fairfax or any Affiliate thereof, whether by itself or together with any other Person with whom Fairfax or any such Affiliate is acting jointly or in concert, the Issuer shall not be required to make a Change of Control Repayment Offer with respect to any Debentures beneficially held by Fairfax or any Affiliate thereof or any other such Person). As promptly as practicable following the Change of Control, but in any event within ten (10) days after the occurrence of such Change of Control, the Issuer shall provide notice of the Change of Control to the Holders in the manner provided in section 16.2 (the “Change of Control Issuer Notice”). The Change of Control Issuer Notice shall include the form of a Change of Control Repurchase Notice (as defined below) to be completed by the Holder and shall state the Change of Control Repayment Offer and the following: (i) the events causing such Change of Control; (ii) the date of such Change of Control; (iii) the last date by which the Change of Control Repurchase Notice must be delivered to elect the repurchase option pursuant to this section 3.2; (iv) the Change of Control Repurchase Date; (v) the Change of Control Repurchase Price; (vi) the Holder’s right to require the Issuer to purchase all or a portion of the Debentures held by such Holder by accepting the Change of Control Repayment Offer;

- 27 - (vii) the then effective Conversion Price and Conversion Rate and any adjustments to the Conversion Rate resulting from such Change of Control and details of all such calculations; (viii) the procedures that the Holder must follow to exercise conversion rights under Article 5 and that Debentures as to which a Change of Control Repurchase Notice has been given may be converted into Common Shares pursuant to Article 5 of this Debenture only to the extent that the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this Debenture; (ix) the procedures that the Holder must follow to exercise rights under this section 3.2; (x) the procedures that the Holder must follow to withdraw a Change of Control Repurchase Notice; and (xi) that, unless the Issuer fails to pay such Change of Control Repurchase Price, Debentures covered by any Change of Control Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Change of Control Repurchase Date. (b) A Holder may accept a Change of Control Repayment Offer by delivering a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of such acceptance (a “Change of Control Repurchase Notice”) to the Issuer at any time prior to the close of business on the second Business Day next preceding the Change of Control Repurchase Date, subject to extension to comply with Applicable Laws. (i) The Change of Control Repurchase Notice shall state: (A) the certificate number of the Debenture which the Holder will deliver to be purchased, (B) the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, in integral multiples of $1,000, and (C) that such Debenture shall be purchased as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in the Debentures. (ii) The delivery of a Debenture for which a Change of Control Repurchase Notice has been timely delivered to the Issuer and not validly withdrawn prior to, on or after the Change of Control Repurchase Date (together with all necessary endorsements) at the principal office of the Issuer in Waterloo, Ontario, shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor. (iii) The Issuer shall only be obliged to purchase, pursuant to this section 3.2, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Debenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture).

- 28 - (c) Notwithstanding anything herein to the contrary, any Holder delivering to the Issuer the Change of Control Repurchase Notice contemplated by this section 3.2 shall have the right to withdraw such Change of Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof, at any time prior to the close of business on the third Business Day prior to the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Issuer in accordance with the procedures set out in the Change of Control Issuer Notice or, if not set out therein, then in accordance with section 3.3. 3.3 Effect of Change of Control Repurchase Notice (a) Upon receipt by the Issuer of a Change of Control Repurchase Notice from a Holder containing the information specified in section 3.2(b)(i), the Holder of the Debenture in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in section 3.3(b)), thereafter be entitled to receive the Change of Control Repurchase Price with respect to such Debenture. The Change of Control Repurchase Price shall be paid to such Holder promptly following the later of (1) the Change of Control Repurchase Date and (2) the time of delivery of such Debenture to the Issuer by the Holder thereof in the manner required by section 3.2. Debentures in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted into Common Shares pursuant to Article 5 on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn in accordance with section 3.3(b) with respect to the Debentures to be converted. (b) A Change of Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, courier, hand delivery, facsimile transmission or in any other written form of withdrawal delivered by the Holder to the Issuer at any time prior to the close of business on the third Business Day immediately prior to the Change of Control Repurchase Date, specifying (1) the principal amount of the Debenture or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof), with respect to which such notice of withdrawal is being submitted, (2) the certificate number of the Debentures being withdrawn in whole or in part and (3) the portion of the principal amount of the Debentures that will remain subject to the Change of Control Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof. 3.4 Change of Control Repurchase Price (a) The Issuer shall publicly announce the principal amount of Debentures repurchased on or as soon as practicable after the Change of Control Repurchase Date.

- 29 - (b) The Issuer will promptly return to the respective Holders thereof any Debentures with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Debenture. (c) If a Change of Control Repurchase Date falls after an Interest Record Date and on or before the related Interest Payment Date, then interest on the Debentures payable on such Change of Control Repurchase Date will instead be payable to the Holders in whose names the Debentures are registered at the close of business on such Interest Record Date. 3.5 [Intentionally Deleted] 3.6 Debentures Purchased in Part Any Debenture that is to be purchased only in part shall be surrendered at the principal office of the Issuer in Waterloo, Ontario, and promptly after the Change of Control Repurchase Date, the Issuer shall execute and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased. 3.7 [Intentionally Deleted] 3.8 [Intentionally Deleted] 3.9 [Intentionally Deleted] 3.10 [Intentionally Deleted] 3.11 [Intentionally Deleted] 3.12 Compliance with Applicable Securities Laws upon Purchase of Debentures In connection with any offer to purchase Debentures under section 3.2, the Issuer shall comply with all Applicable Securities Laws in connection with such offer to purchase Debentures, all so as to permit the rights of the Holders and obligations of the Issuer under this Article 3 to be exercised in the time and in the manner specified therein. 3.13 Cancellation of Purchased Debentures All Debentures purchased or repurchased in whole or in part pursuant to this Article 3 shall be forthwith delivered to and cancelled by the Issuer and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

- 30 - ARTICLE 4 SUBORDINATION OF DEBENTURES 4.1 Applicability of Article The Indebtedness, liabilities and other obligations of (a) the Issuer under the Debentures, whether on account of principal, interest or otherwise, but excluding the issuance of Common Shares or other securities similar in nature thereto upon any conversion pursuant to Article 5, and (b) the Guarantors under the Guarantees (collectively, such non-excluded Indebtedness, liabilities and other obligations of the Issuer and the Guarantors are referred to as the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in section 2.14 and the following sections of this Article 4 to the full and final payment of all Specified Senior Indebtedness of the Issuer and the Guarantors and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 4. 4.2 Order of Payment In the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Issuer or any Guarantor or any of their respective property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Issuer or any Guarantor or any sale of all or substantially all of the assets of the Issuer or any Guarantor: (a) all Specified Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities (other than Permitted Junior Payments); (b) any payment or distribution of assets of the Issuer or any Guarantor, whether in cash, property or securities (other than Permitted Junior Payments), to which the holders of the Debentures would be entitled except for the provisions of this Article 4, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Specified Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Specified Senior Indebtedness may have been issued, to the extent necessary to pay all Specified Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Specified Senior Indebtedness; and (c) the Senior Creditors or a receiver or a receiver-manager of the Issuer or any Guarantor or of all or part of their respective assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Issuer’s or any Guarantor’s assets in whole or in part, free and clear of all Debenture Liabilities and without the

- 31 - approval of the Holders or any requirement to account to the Holders until after the Specified Senior Indebtedness has been paid in full. The rights and priority of the Specified Senior Indebtedness and the subordination pursuant hereto shall not be affected by: (i) whether any Senior Security has been granted or is in effect; (ii) the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of any Senior Security; (iii) the time or order of the attachment, perfection or crystallization of any security constituted by any Senior Security; (iv) the taking of any collection, enforcement or realization proceedings pursuant to the Specified Senior Indebtedness, including pursuant to any Senior Security; (v) the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them, or the Holders or any of them, to any money or property of the Issuer or any Guarantor; (vi) the failure to exercise any power or remedy reserved to the Senior Creditors, including under the Senior Security, or to insist upon a strict compliance with any terms thereof; (vii) whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses; (viii) the date of giving or failing to give notice to or making demand upon the Issuer or any Guarantor; or (ix) any other matter whatsoever. 4.3 Subrogation to Rights of Holders of Specified Senior Indebtedness Subject to the prior payment in full of all Specified Senior Indebtedness, the Holders shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Issuer or any Guarantor to the extent of the application thereto of such payments or other assets which would have been received by the Holders but for the provisions hereof until the principal of and interest on the Debentures shall be paid in full, and no such payments or distributions to the Holders of cash, property or securities (other than Permitted Junior Payments), which otherwise would be payable or distributable to the Senior Creditors, shall, as between the Issuer, or any Guarantor or its creditors (other than the Senior Creditors), and the Holders, be deemed to be a payment by the Issuer or the

- 32 - applicable Guarantor to the Senior Creditors or on account of the Specified Senior Indebtedness, it being understood that the provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the Senior Creditors, on the other hand. The Holder hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Issuer or any Guarantor or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them. 4.4 Obligation to Pay Not Impaired Nothing contained in this Article 4 or elsewhere the Debentures is intended to or shall impair, as between the Issuer or any Guarantor, their respective creditors other than the Senior Creditors, and the Holders, the obligation of the Issuer and the Guarantors, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders and creditors of the Issuer and the Guarantors other than the Senior Creditors, nor shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default under the Debentures, subject to the rights, if any, under this Article 4 of the Senior Creditors. 4.5 No Payment if Specified Senior Indebtedness in Default Upon the default in payment when due of any principal, interest or other amount owing with respect to Specified Senior Indebtedness (a “Payment Default”) by lapse of time, acceleration or otherwise, then all such Specified Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities (other than Permitted Junior Payments). In case of any default or event of default with respect to any Specified Senior Indebtedness, other than a Payment Default, permitting a Senior Creditor to demand payment or accelerate the maturity thereof (a “Non-Payment Default”) and the Issuer receives a notice of such default (a “Payment Blockage Notice”) from a Representative of Specified Senior Indebtedness, no payment (by purchase of Debentures or otherwise) shall be made by the Issuer or any Guarantor with respect to the Debenture Liabilities (other than Permitted Junior Payments) for the period specified below (“Payment Blockage Period”) and during such Payment Blockage Period, the Holders shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures or any Guarantee, and during such Payment Blockage Period, such payments shall be held in trust for the benefit of, and, if and when such Specified Senior Indebtedness shall have become due and payable, shall be paid over to, the Senior Creditors or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Specified Senior Indebtedness remaining unpaid until all such

- 33 - Specified Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to such Senior Creditors. The Payment Blockage Period shall commence upon the receipt of the Payment Blockage Notice by the Issuer and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-Payment Default (and all other Non- Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Specified Senior Indebtedness is discharged or paid in full in cash or as otherwise agreed to by the holders of Specified Senior Indebtedness, or (iii) the date on which such Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Issuer from the representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Issuer shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Issuer of the notice initiating such Payment Block Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-Payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Debentures may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to any Specified Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). The Issuer shall deliver a notice to the Holders promptly after the date on which any Non-Payment Default is cured or waived or ceases to exist or on which the Specified Senior Indebtedness related thereto is discharged or paid in full. 4.6 Payment on Debentures Permitted Nothing contained in this Article 4 or elsewhere in the Debentures shall affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as prohibited by section 4.2 or 4.5, any payment of principal of or interest on the Debentures. The fact that any such payment is prohibited by section 4.2 or 4.5 shall not prevent the failure to make such payment from being an Event of Default under subsections 10.1(i) to (v). Nothing contained in this Article 4 shall prevent (except as prohibited by section 4.2 or 4.5) the payment of or on account of the Debenture Liabilities.

- 34 - 4.7 Confirmation of Subordination Each holder of Debentures authorizes and directs the Issuer on its behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 4, including the entering into of contractual subordination agreements (“Subordination Agreements”) with one or more Senior Creditors or a trustee or agent for it or them, and appoints the Issuer its attorney-in-fact for any and all such purposes. The Issuer may furnish to the Holders an Officer’s Certificate stating that one or more named Persons are Senior Creditors and specifying the amount and nature of the Specified Senior Indebtedness of such Senior Creditor and stating that such Subordination Agreement provides for provisions that are, in the opinion of the Issuer, acting reasonably, in substance not inconsistent with the provisions of this Article 4. Following delivery of such Officer’s Certificate, the Issuer, on behalf of the Holders, may enter into a Subordination Agreement or Subordination Agreements with the Issuer, each applicable Guarantor and the Person or Persons named in such Officer’s Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 4 as a Senior Creditor and for such other matters, including those in addition to the provisions of this Article 4, as the Senior Creditor may reasonably request that, in the opinion of the Issuer, acting reasonably, are in substance not inconsistent with the provisions of this Article 4, and including for certainty, an agreement not to amend the provisions of this Article 4 and the definitions used herein without the consent of such Senior Creditor. Such agreement shall be conclusive evidence that the indebtedness specified therein is Specified Senior Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement. 4.8 [Intentionally Deleted] 4.9 [Intentionally Deleted] 4.10 Rights of Holders of Specified Senior Indebtedness Not Impaired No right of any present or future holder of any Specified Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any Guarantor or by any non-compliance by the Issuer or any Guarantor with the terms, provisions and covenants of the Debentures, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. 4.11 Altering the Specified Senior Indebtedness The holders of the Specified Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Specified Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Issuer and the Guarantors, all without notice to or consent of the Holders and without affecting the liabilities and obligations of the Issuer, the Guarantor or the Holders.

- 35 - 4.12 Right of Holder to Receive Common Shares Not Impaired The subordination of the Debentures to the Specified Senior Indebtedness and the provisions of this Article 4 do not impair in any way the right of a Holder to convert its Debentures pursuant to Article 5, or to receive Common Shares or other securities similar in nature thereto upon any conversion pursuant to Article 5 or at maturity pursuant to Article 6. 4.13 Contesting Security The Holder agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Security, or the relative priority of the Senior Security. ARTICLE 5 CONVERSION 5.1 Conversion Right (a) Except as set forth in section 3.3(a), each Holder shall have the right at any time during the Permitted Conversion Period at its option to convert each $1,000 principal amount of its Debentures into Common Shares at the Conversion Rate in effect at such time, all on the terms and subject to the conditions provided in this Article 5. (b) [Intentionally deleted.] (c) [Intentionally deleted.] (d) In order to exercise its option to convert provided pursuant to subsection (a), a Holder will, subject to the proviso herein, be required to deliver to the Issuer at its principal office in Waterloo, Ontario, a conversion notice in the form set forth in Schedule 5.1(d) (the “Conversion Notice”) (with a copy to the Issuer), duly completed and executed by the Holder or its executors, administrators or other legal representatives or its or their attorney duly appointed by instrument in form and execution satisfactory to the Issuer, together with the related Debentures. The Conversion Notice shall specify the date of conversion (the “Conversion Date”) of the Debentures, which Conversion Date shall not be earlier than the second Business Day following the date of receipt by the Issuer of the Conversion Notice and shall be a date that falls within the Permitted Conversion Period. (e) Upon receipt of a Conversion Notice from the Holder, the Issuer shall ensure that the following conditions are met: (i) unless, pursuant to the terms of the Debentures, Common Shares are no longer issuable upon conversion, the Common Shares to be issued on conversion shall be issued from treasury of the Issuer, shall be fully paid and non-assessable Common Shares, and shall be free of any Lien or adverse claim;

- 36 - (ii) unless a Change of Control has occurred, the Common Shares to be issued shall be listed for trading on a Recognized Stock Exchange; (iii) unless a Change of Control has occurred, the Issuer shall be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the Provinces of Canada in which the Issuer is then a reporting issuer; (iv) no Default or Event of Default shall have occurred and be continuing; and (v) the receipt by the Holder of an Officer’s Certificate stating that conditions (i),(ii),(iii), and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures, plus the accrued and unpaid interest thereon, and the calculation of the Conversion Rate. If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Conversion Date, the Issuer shall in lieu of delivery of the Common Shares that would otherwise be issuable pursuant to the Conversion Notice pay in cash the product of the Current Market Price of the Common Shares on the date on which the Conversion Notice is given by the Holder to the Issuer multiplied by the number of Common Shares into which the principal amount of the Debentures would then be convertible unless such Holder waives the conditions which are not satisfied or extends the time by which the Issuer is to satisfy such conditions. 5.2 Completion of Conversion (a) Subject to section 5.1, as promptly as practicable but no later than the Conversion Date, the Issuer shall make a Common Share Payment together with a certified cheque, bank draft or wire transfer of electronic funds in the amount of the accrued and unpaid interest thereon, and if the Holder has elected to convert a principal amount of Debentures, (the “exercised amount”), which is less than the principal amount of all Debentures of which such Person is the Holder immediately prior to such exercise (the “registered amount”), Debenture(s) registered in the name of such Holder in an aggregate principal amount equal to the amount by which the registered amount exceeds the exercised amount. (b) All Debentures converted in whole or in part pursuant to this Article 5 shall be forthwith delivered to and cancelled by the Issuer and the Issuer shall amend the register maintained by it accordingly. (c) Except as provided herein, Debentures which have been converted may not be reissued or resold. 5.3 Relating to the Issue of Common Shares (a) A Holder shall be treated as the shareholder of record of the Common Shares issued on due conversion of his Debentures and the issuance of Common Shares shall be

- 37 - deemed to have occurred, for all purposes, effective immediately after the close of business on the Conversion Date; such Holder shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Issuer receives the same, it shall hold the same under gratuitous deposit for the benefit of such Holder. (b) The Issuer shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the conversion of Debentures, and shall issue to Holders who may exercise their conversion rights hereunder such number of Common Shares as shall be issuable in such events. (c) The Issuer shall comply with all Applicable Securities Laws regulating the issue and delivery of Common Shares upon conversion of Debentures, shall use commercially reasonable efforts to obtain any regulatory approval (excluding, for the avoidance of doubt, the filing of any prospectus or similar document in any jurisdiction) in respect thereof as may be required pursuant to Applicable Securities Laws and shall use commercially reasonable efforts to cause to be listed and posted for trading such Common Shares on each Recognized Stock Exchange prior to the issuance thereof. 5.4 U.S. Legend on Common Shares Each certificate representing the Common Shares issued upon conversion of a Debenture bearing the U.S. Legend (and all Common Shares issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form: “THE OFFER AND SALE OF THESE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT THIS SECURITY AND ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.”

- 38 - Notwithstanding the foregoing, any such Common Shares as to which such restrictions on transfer shall no longer be required by the U.S. Securities Act may, (a) upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the Transfer Agent, be exchanged like aggregate number of Common Shares or (b) upon conversion of all or any portion of a Restricted Debenture in accordance with the provisions of this Article 5, be issued for the applicable number of Common Shares, in each case, represented by a new certificate or certificates that shall not bear the foregoing restrictive legend. 5.5 No Remuneration for Soliciting Conversions The Issuer agrees that no commission or other remuneration will be paid or given, directly or indirectly, to any Person in connection with the solicitation of any conversion or exchange of the Debentures into or for the Common Shares. 5.6 Limitations on Conversions (a) Beneficial Ownership. No Holder shall have the right to convert any portion of a Debenture or otherwise receive Common Shares hereunder to the extent that after giving effect to such conversion or receipt of Common Shares, such Holder, together with any Person acting jointly or in concert with it including for greater certainty any of its affiliates, would beneficially own, or exercise control or direction over more than 19.99% of the number of Common Shares outstanding immediately after giving effect to such conversion or receipt of Common Shares (with such percentage beneficial ownership, control or direction being calculated in accordance with the applicable provisions of Applicable Securities Law, including Section 13(d) of and Regulation D-G promulgated under the U.S. Securities Exchange Act of 1934, as amended, and National Instrument 62-103 of the Canadian Securities Administrators and NI 62-104). Upon the request of the Issuer, the Holder shall report its holdings of Common Shares, calculated as set forth above, to the Issuer as a condition to the issuance and delivery of any Common Shares hereunder. If upon conversion or repurchase of Debentures hereunder a Holder would beneficially own, or exercise control or direction over a percentage of Common Shares in excess of the foregoing limit, the Issuer shall notify the Holder of this fact and shall give effect to the conversion or repurchase for the maximum principal amount permitted and any principal amount tendered for conversion or repurchase in excess of the permitted amount shall remain outstanding. (b) Principal Market Regulation. The Issuer shall not be obligated to issue any Common Shares upon the conversion or repurchase of a Debenture, and a Holder shall not have the right to receive upon the conversion or repurchase of such Debenture any Common Shares, to the extent that the issuance of such Common Shares would exceed the aggregate number of Common Shares which the Issuer may issue upon the conversion or repurchase, as applicable, of the Debentures without breaching the Issuer’s obligations under the rules or regulations of the TSX

- 39 - and the NYSE (the “Exchange Cap”), except that such limitation shall not apply in the event that the Issuer (A) obtains the approval of its shareholders as required by the applicable rules of the TSX and the NYSE for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Issuer that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. ARTICLE 6 MATURITY 6.1 Payment of Principal and Interest at Maturity On the Maturity Date, as applicable, the Issuer shall pay to the Holders all of the principal thereon and all accrued and unpaid interest thereto, up to but excluding such date. Payment of principal and accrued and unpaid interest shall be made to the Holders in the manner contemplated by section 2.10. ARTICLE 7 ADJUSTMENTS 7.1 Adjustment of Conversion Rate The Conversion Rate shall be adjusted from time to time by the Issuer as set out in this Article 7. If any calculation is based on the Current Market Price or Closing Price, and any other amount or the price of a security used in the calculation is in a currency different than the currency of the Current Market Price or Closing Price being used in that calculation (the “Trading Currency”), that amount will be first converted to the Trading Currency on the basis of the appropriate Exchange Rate. The Conversion Rate shall be adjusted from time to time by the Issuer as set out as follows: (a) If the Issuer pays a dividend or makes a distribution on all or substantially all of its outstanding Common Shares in Common Shares, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by the Issuer by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of Common Shares outstanding at the close of business on such record date plus the total number of Common Shares constituting such dividend or other distribution and of which the denominator shall be the number of Common Shares outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this subsection 7.1(a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Issuer. The Issuer will not pay any dividend or make any distribution on Common Shares held in the treasury of the Issuer. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be

- 40 - adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (b) If the Issuer subdivides its outstanding Common Shares into a greater number of shares, or combines its outstanding Common Shares into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Shares, proportionately increased and, in the case of a combination of Common Shares, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Shares occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective. (c) If the Issuer fixes a record date for the issue of rights, options or warrants to all or substantially all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the record date for such issuance) to subscribe for or purchase Common Shares (or Convertible Securities) (as defined below) at a price per share (or, as the case may be, having a conversion price, exchange price or exercise price per share) less than 95% of the Current Market Price per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of additional Common Shares that such rights, options or warrants entitle holders thereof to subscribe for or purchase (or into which such Convertible Securities are convertible, exercisable or exchangeable) and of which the denominator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so offered for subscription or purchase (or the aggregate conversion price of the Convertible Securities so offered for subscription or purchase, which shall be determined by multiplying the number of Common Shares issuable upon conversion of such Convertible Securities by the conversion price per Common Share pursuant to the terms of such Convertible Securities) would purchase at the Current Market Price per Common Share on such record date. Such adjustment shall be made successively whenever any such rights, options or warrants (or Convertible Securities) are issued, and shall become effective immediately after such record date. To the extent that Common Shares (or Convertible Securities) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares (or Convertible Securities) actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would

- 41 - then be in effect if the record date for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the shareholders to subscribe for or purchase Common Shares at a price less than 95% of the Current Market Price per Common Share and in determining the aggregate offering price of the total number of Common Shares so offered, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. (d) If the Issuer pays a dividend or other distribution to all or substantially all holders of its Common Shares consisting of evidences of indebtedness or other assets of the Issuer, including securities (excluding (i) any issuance of rights, options or warrants for which an adjustment was made pursuant to subsection 7.1(c), (ii) dividends or distributions in connection with a reclassification, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to subsection 7.5, or pursuant to any Rights Plan, (iii) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to subsection 7.1(f) or (iv) any dividend or distribution paid in Common Shares for which an adjustment was made pursuant to subsection 7.1(a)) (the “Distributed Property”), then in each such case (unless the Issuer distributes such Distributed Property for distribution to the Holders of Debentures on such dividend or distribution date as if each Holder had converted such Debenture into Common Shares immediately prior to the record date with respect to such distribution) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying (X) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution by (Y) a fraction of which the numerator shall be the Current Market Price per Common Share on such record date and of which the denominator shall be Current Market Price per Common Share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Holders) on such record date of the portion of the Distributed Property so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than the Current Market Price per Common Share on such record date, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of

- 42 - a Debenture shall have the right to receive upon conversion the amount of Distributed Property so distributed that such Holder would have received had such Holder converted each Debenture on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection 7.1(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Shares. Notwithstanding the foregoing, if the securities distributed by the Issuer to all holders of its Common Shares consist of common shares of, or similar equity interests in, a Subsidiary or other business unit of the Issuer (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Issuer makes an equivalent distribution to the Holders of the Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one Common Share over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the TSX or such other Recognized Stock Exchange on which the Common Shares are then listed or quoted and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one Common Share and the denominator of which shall be the average Closing Price of one Common Share over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Issuer may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder would have received if such Debentures had been converted on the record date with respect to such distribution. (e) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any shareholder rights plan that the Issuer implements after the date of this Debenture (a “Rights Plan”), to the extent that such Rights Plan is in effect upon a conversion of Debentures, the Holders of Debentures will receive as a result of becoming a holder of Common Shares and not as additional consideration for the conversion of the Debentures, with respect to the Common Shares issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Shares at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that, if, at the time of conversion, however, the Rights have separated from the Common Shares in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any Rights in respect of the Common Shares issuable upon conversion of the Debentures as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Issuer distributed to all holders of Common Shares Distributed Property constituting such Rights, as

- 43 - provided in the first paragraph of subsection 7.1(d), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not otherwise constitute a distribution of rights or warrants pursuant to this Article 7. Other than as specified in this subsection 7.1(e), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights. (f) If the Issuer, by dividend or otherwise, at any time distributes (a “Triggering Distribution”) to all holders of its Common Shares a payment consisting exclusively of cash (excluding (i) any Distributions Paid in the Ordinary Course, and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per Common Share on the Determination Date and the denominator of which shall be the Current Market Price per Common Share on the Determination Date less the amount of such cash dividend or distribution applicable to one Common Share (determined on the basis of the number of Common Shares outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of the cash dividend or distribution applicable to one Common Share is equal to or greater than the Current Market Price per Common Share on the Determination Date, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Debenture shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Debenture on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (g) If any issuer bid made by the Issuer or any of its Subsidiaries for all or any portion of Common Shares expires, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Closing Price per Common Share on the Trading Day next succeeding the last date (the “Expiration Date”) deposits could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the

- 44 - fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to Hamblin Watsa Investment Counsel Ltd. (“HWIC”) on behalf of the Holders) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Issuer) at the Expiration Time and the Closing Price per Common Share on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of Common Shares outstanding (including Purchased Shares but excluding any shares held in the treasury of the Issuer) at the Expiration Time multiplied by the Closing Price per Common Shares on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Issuer is obligated to purchase shares pursuant to any such issuer bid, but the Issuer is permanently prevented by Applicable Law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this subsection 7.1(g) to any issuer bid would result in a decrease in the Conversion Rate, no adjustment shall be made for such issuer bid under this subsection 7.1(g). (h) In case the Issuer takes any action affecting the Common Shares other than action described in this section 7.1, which in the opinion of the Board of Directors would materially affect the conversion rights of Holders, the Conversion Price and the Common Shares issuable upon conversion of the Debentures must be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the TSX and any other Recognized Stock Exchange on which the Debentures or the Common Shares are then listed, as the Board of Directors in its sole discretion may determine to be equitable in the circumstances. Failure of the Board of Directors to make such an adjustment will be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances. (i) For purposes of this section, the term “issuer bid” shall mean and include both issuer bids and exchange offers, all references to “purchases” of shares in issuer bids (and all similar references) shall mean and include both the purchase of shares in issuer bids and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both issuer bids and exchange offers.

- 45 - (j) For purposes of any computation under subsection 7.1(g), if the “ex” date for any event (other than the issuer bid that is the subject of the adjustment pursuant to subsection 7.1(g)) that requires an adjustment to the Conversion Rate pursuant to subsection 7.1(a), (b), (c), (d), (e) or (f) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this subsection (k) the term “ex” date, when used: (1) with respect to any issuance or distribution, means the first date on which the Common Shares trade “regular way” on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution; (2) with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade “regular way” on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) with respect to any tender or exchange offer, means the first date on which the Common Shares trade regularly on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this section 7.1, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this section 7.1 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to HWIC on behalf of the Holders. In any case in which this section 7.1 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this section 7.1, the Issuer may elect to defer (but only until five (5) Business Days following the delivery by the Issuer to the Holder of the certificate described in section 7.3) issuing to the Holder of any Debenture converted after such record date, Determination Date or Expiration Date the Common Shares of the Issuer issuable upon such conversion over and above the Common Shares (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Issuer shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Issuer of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date

- 46 - or Expiration Date therefor is not thereafter made or paid by the Issuer for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred. For purposes of this section 7.1, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise). If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Issuer’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this section 7.1, during such period. 7.2 No Adjustment (a) Subject to approval of the TSX and any other Recognized Stock Exchange on which the Debentures or Common Shares are then listed, no adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in section 7.1 above (to the same extent as if the Debentures had been converted into Common Shares immediately prior to such transactions) without converting the Debentures held by such Holders. Any such participation in a transaction will be subject to the prior approval of the TSX and any other Recognized Stock Exchange on which the Debentures or Common Shares are then listed. (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this section 7.2(b) shall be carried forward and taken into account in any subsequent adjustment. The Issuer shall adjust for any carry forward amount upon conversion regardless of the 1% threshold. All calculations under this Article 7 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward. (c) No adjustment in the Conversion Rate shall be required for issuances of Common Shares pursuant to an Issuer plan for reinvestment of dividends or interest. Except as expressly provided in section 7.1, no adjustment in the Conversion Rate shall be required for issuances of Common Shares or any Convertible Securities, including the issuance of Common Shares or options to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of

- 47 - or assumed by the Issuer, upon the issuance of Common Shares pursuant to any option, warrant or right, or exercise of any exchangeable or convertible security outstanding as of the Issue Date, and repurchases by the Issuer of Common Shares not expressly discussed in this Article 7. (d) To the extent that the Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. 7.3 Notice of Adjustment Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Debenture, the Issuer shall promptly mail to Holders a notice of the adjustment together with an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. 7.4 Notice of Certain Transactions In the event that there is a dissolution or liquidation of the Issuer, the Issuer shall mail to Holders a notice stating the proposed effective date. The Issuer shall mail such notice at least ten (10) days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this section 7.4. 7.5 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”): (a) any recapitalization, reclassification or change of the Common Shares, other than changes resulting from a subdivision or a combination, (b) a consolidation, amalgamation, merger, arrangement or combination involving the Issuer, (c) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Issuer, other than one or more of the Issuer’s Subsidiaries, or (d) any statutory share exchange, in each case as a result of which holders of Common Shares are entitled to receive shares, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Shares, the Issuer or the successor or purchasing corporation, as the case may be, shall enter into an amendment to the Debentures (which shall comply with Applicable Laws as in force at the date of execution of such amendment) providing that the Holders of the Debentures then outstanding will be entitled thereafter to convert such Debentures into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have

- 48 - owned or been entitled to receive upon such Business Combination had such Debentures been converted into Common Shares immediately prior to such Business Combination. In the event holders of Common Shares have the opportunity to elect the form of consideration to be received in such Business Combination, the Debentures will be convertible into the weighted average of the kind and amount of consideration received by the holders of the Common Shares that affirmatively make such an election. The Issuer may not become a party to any such transaction unless its terms are consistent with this section 7.5. Such amendment to the Debentures shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 7. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such amendment to the Debentures shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this section, and for the avoidance of doubt, this section shall not affect the right of a Holder to convert its Debentures into Common Shares prior to the effective date of the Business Combination in accordance with the terms of this Debenture. 7.6 Voluntary Increase Subject to approval of the TSX and any other Recognized Stock Exchange on which the Debentures or Common Shares are then listed, the Issuer from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least twenty (20) days, its Board of Directors has made a determination that this increase would be in the Issuer’s best interests, and the Issuer provides fifteen (15) days’ prior written notice of any increase in the Conversion Rate to the Holders. Subject to the approval of the TSX and any other Recognized Stock Exchange on which the Debentures or Common Shares are then listed, the Issuer may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish Canadian federal income tax to holders of Common Shares in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for Canadian federal income tax purposes. 7.7 [Intentionally Deleted] ARTICLE 8 NEGATIVE COVENANTS 8.1 Limitation on Indebtedness Without the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Debentures then Outstanding, the Issuer shall not, and shall not permit any

- 49 - of its Subsidiaries to, directly or indirectly, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness or permit any Indebtedness to be outstanding, other than: (a) the Debentures and the Guarantees; (b) Specified Senior Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $550,000,000; (c) Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $450,000,000, comprised of: (i) Indebtedness secured by a Purchase Money Security Interest including Capital Leases; (ii) Indebtedness incurred in connection with a sale and leaseback of real property; (iii) Indebtedness incurred under a securitization or factoring of receivables; (iv) Indebtedness of any Subsidiary acquired by the Issuer or its Subsidiaries that existed prior to such acquisition and not incurred in contemplation of such acquisition; (v) Indebtedness incurred to finance insurance premiums; (vi) other Indebtedness (other than Specified Senior Indebtedness) provided that such Indebtedness shall be unsecured; or (vii) Indebtedness incurred to refinance any Indebtedness referred to in clauses (i) through (vi) above. (d) Indebtedness that by its terms is subordinated to the Debentures or to the applicable Guarantee, as the case may be, on terms substantially similar, mutatis mutandis, to the provisions of Article 4 herein and has a maturity at least six months after the Maturity Date; and (e) Indebtedness owing by the Issuer to any of its Subsidiaries and Indebtedness owing by a Subsidiary of the Issuer to the Issuer or any of its Subsidiaries; provided that if any such Indebtedness (i) is owed by the Issuer or a Guarantor to a Subsidiary that is not a Guarantor and (ii) together with all other Indebtedness owed by the Issuer and the Guarantors to such non-Guarantor Subsidiary is in an aggregate principal amount outstanding at any one time in excess of $10,000,000, then such Indebtedness shall at such time be subordinated to the Debentures or to the applicable Guarantee, as the case may be, on terms substantially similar, mutatis mutandis, to the provisions of Article 4 herein; provided further that with respect any such Indebtedness outstanding as of the date of this Debenture, the Issuer shall

- 50 - not be required to effect such subordination with respect thereto until the date that is 30 days after the date of this Debenture. For purposes of determining compliance with this section 8.1, and the outstanding principal amount of any particular Indebtedness shall be counted only once, and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (e) above (or any subclause thereof), the Issuer will be permitted to classify such item of Indebtedness in whole or in part in any manner that complies with this covenant, including by allocation to more than one other type of Indebtedness. In addition, any Indebtedness originally classified as having been incurred pursuant to clauses (b) through (e) above (or any subclause thereof) may later be reclassified by the Issuer such that it will be deemed as having been incurred pursuant to another of such clauses or subclauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or subclause at the time of such reclassification. 8.2 Negative Pledge Without the consent of the Holders of not less than of not less than 66 2/3% of the aggregate principal amount of the Debentures then Outstanding, the Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on their present or future property or assets, except for Permitted Liens. 8.3 Dividend Increase The Issuer shall not cause or permit a Dividend Increase except at least thirty (30) days prior to the record date for holders of Common Shares for the next dividend payable by the Issuer on its Common Shares. 8.4 No Merger Other than a transaction that constitutes or results in a Change of Control, the Issuer and the Guarantors shall not conduct a transaction that constitutes a merger, amalgamation, arrangement, reorganization or other Business Combination of the Issuer or any Guarantor, unless, in the case of a transaction to which the Issuer is a party, the successor corporation resulting from such merger, amalgamation, arrangement, reorganization or other Business Combination has securities into which the Debentures may be converted and such securities are listed for trading on a Recognized Stock Exchange, unless the Issuer or such Guarantor complies with the requirements of Article 15 and provided further that the provisions of this section 8.4 shall not relieve the Issuer from the obligations under section 3.2 if such transaction triggers the provisions of section 3.2. 8.5 Hedging The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any speculative hedging transaction.

- 51 - ARTICLE 9 COVENANTS OF THE ISSUER 9.1 Payment of Principal, Premium and Interest The Issuer covenants and agrees with the Holders that it will duly and punctually pay the principal of (and premium, if any), the Additional Amounts, if any, and interest on the Debentures in accordance with their terms. 9.2 Corporate Existence; Books of Account The Issuer and each of the Guarantors covenant and agree with the Holders that: (a) it and (except pursuant to a transaction not prohibited by the Debentures) each of the Guarantors will at all times maintain its corporate existence; and (b) it and each of the Guarantors will keep or cause to be kept proper books of account in accordance with GAAP. 9.3 Compliance Certificate If any Debentures are at the time Outstanding, the Issuer shall deliver to the Holders within ninety (90) days after the end of each Fiscal Year (and at any other reasonable time upon demand by the Holders) beginning with the Fiscal Year ended February 28, 2024, an Officer’s Certificate stating that the Issuer has complied with all requirements of the Issuer contained in the Debentures and stating whether or not a Default or Event of Default has occurred and is continuing. If a Default or Event of Default shall have occurred and is continuing, the certificate shall describe the nature and particulars of the Default or Event of Default and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such Default or Event of Default, as the case may be. 9.4 Notice of Default The Issuer will promptly notify the Holders upon becoming aware of the occurrence of a Default or Event of Default. 9.5 Securities Laws The Issuer covenants and agrees with the Holders that: (a) unless a Change of Control has occurred, it will take all reasonable steps and actions and do all such acts and things as may be required to: (i) as long as it meets the applicable minimum distribution requirements, if any, of such institutions, maintain the listing and posting for trading of the Common Shares on a Recognized Stock Exchange, and (ii) maintain its status as a reporting issuer or equivalent in good standing or equivalent under the Applicable Securities Laws in the Provinces of Canada in which the Issuer is currently a reporting issuer or equivalent; and

- 52 - (b) it will, at the relevant times and upon exercise of the relevant rights or elections, comply and take all measures necessary to comply at all times with subsection 5.1(e) including, without limitation, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Laws. 9.6 Reporting (a) The Issuer shall provide to the Holders (or file on SEDAR+ or any successor thereto) an annual report or annual information form and the continuous disclosure documents that must be filed with Canadian securities regulatory authorities pursuant to Applicable Securities Laws in the Provinces of Canada in which the Issuer is a “reporting issuer” (as such term is defined in such Applicable Securities Laws) within fifteen (15) days from the date such documents are required to be filed with Canadian securities regulatory authorities pursuant to Applicable Securities Laws. (b) In the event the Issuer is no longer subject to Applicable Securities Laws, the Issuer shall continue to provide to the Holders (a) within ninety (90) days after the end of each Fiscal Year, copies of its annual financial statements and related management’s discussion and analysis (“MD&A”), and (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, interim financial statements and related MD&A which shall, at a minimum, contain such information required to be provided in such documents pursuant to Applicable Securities Laws in the Provinces of Canada in which the Issuer is, as of the date hereof, a “reporting issuer” (as such term is defined in such Applicable Securities Laws). Each of such continuous disclosure documents will be prepared in accordance with disclosure requirements of Applicable Securities Laws of the Provinces of Canada in which the Issuer is a “reporting issuer” (as such term is defined in such Applicable Securities Laws) and GAAP. (c) In the event the Issuer is no longer subject to Applicable Securities Laws, the Issuer undertakes to do the following: (i) hold a quarterly conference call to discuss the quarterly and annual information contained in the disclosure documents provided in subsection 9.6(b) no later than five (5) Business Days from the time the Issuer furnishes such documents to the Holders; (ii) no fewer than three (3) Business Days prior to the date of the conference call required to be held in accordance with section 9.6(c)(i), issue a press release to the appropriate wire service for broad dissemination in Canada announcing the time and date of such conference call and directing the Holders, prospective investors and securities analysts to contact the investor relations office of the Issuer to obtain the reports and information and instructions regarding how to access such conference call; and

- 53 - (iii) either: (1) maintain an unrestricted public website to which Holders, prospective investors and securities analysts are given access and to which the continuous disclosure documents described in section 9.6(b) and conference call access details are posted, or (2) maintain a non-public website to which Holders, prospective investors and securities analysts are given access and to which the reports and conference call access details are posted, or (3) distribute via e-mail such reports and conference call details to Holders, prospective investors and securities analysts who request to receive such distributions. (d) Promptly after the same shall have come to the attention of any responsible officer of the Issuer, the Issuer shall provide written notice of the occurrence of any Default or Event of Default hereunder to the Holders. 9.7 [Intentionally Deleted] 9.8 [Intentionally Deleted] 9.9 [Intentionally Deleted] 9.10 [Intentionally Deleted] 9.11 Further Instruments and Acts Upon request of the Holders, the Issuer and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Debentures. 9.12 Non-Public Offering Transaction The Issuer covenants and agrees that it will not, without the prior written consent of the Holders, issue Common Shares (or rights or warrants or other securities exercisable or convertible into or exchangeable for Common Shares (collectively, “Convertible Securities”)) pursuant to a non-public offering (other than in Permitted Transactions (as defined below) or a transaction to which section 7.1(a), 7.1(c) or 7.1(d) is applicable) without consideration or at a consideration per Common Share (or having a conversion price, exercise price or exchange price per Common Share) that is less than 95% of the Current Market Price on the last Trading Day preceding the date of the agreement on pricing such Common Shares (or such Convertible Securities) (any such events being a “Non-Public Offering”). For greater certainty, Non-Public Offerings shall not include issuances (i) in a merger, amalgamation, arrangement or consolidation transaction, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and approved by the Board of Directors, or (iii) in connection with a public

- 54 - or broadly marketed offering and sale of Common Shares or Convertible Securities for cash, conducted on a basis consistent with offerings by public companies of similar size in their own capital raising transactions (any such events being a “Permitted Transaction”). 9.13 No Dividends on Common Shares if Event of Default The Issuer shall not declare or pay any dividend, other than a stock dividend of Common Shares, to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, unless the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debentures consent to such declaration or payment, as applicable. ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES 10.1 Events of Default and Enforcement If and when any one or more of the following events (herein called an “Event of Default”) shall happen with respect to the Debentures, namely: (i) a default in payment of any principal amount or any purchase price, or Change of Control Repurchase Price with respect to the Debentures, when the same becomes due and payable; (ii) a default in payment of interest (including any Additional Amounts) on any Debentures when due and payable and the continuance of such default for ten (10) days; (iii) a default in the observance of the covenant contained in subsection 9.5(a) or 11.3 and the continuance of such default for five (5) Business Days; (iv) default in the delivery to any Holder when due of Common Shares and any cash payable upon conversion with respect to the Debentures, which default continues for three (3) Business Days; (v) a default by the Issuer or any Guarantor in performing or observing any of the other covenants, agreements or obligations of the Issuer or the Guarantor, as the case may be, as described herein, and the continuance of such default for thirty (30) days after written notice to the Issuer by the Holders of not less than 25% in principal amount of Outstanding Debentures requiring the same to be remedied; (vi) the failure to make a Change of Control Repayment Offer upon the occurrence of a Change of Control; (vii) a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer or any Guarantor bankrupt or

- 55 - insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Issuer or any Guarantor, under the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or any Guarantor or of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of thirty (30) consecutive days; or any substantial part of the property of the Issuer or any Guarantor shall be sequestered or attached and shall not be returned to the possession of the Issuer or any Guarantor or released from such attachment, as the case may be, whether by filing of a bond, or stay or otherwise, within thirty (30) consecutive days thereafter; (viii) the Issuer or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Issuer or any Guarantor in furtherance of any of the aforesaid actions; (ix) a resolution is passed for the winding-up or liquidation of the Issuer or any Guarantor except in the course of carrying out or pursuant to a transaction in respect of which the conditions of section 15.1 are duly observed and performed; (x) any of the Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of a Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (xi) (A) if the Issuer or any Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount on any Indebtedness that is outstanding in an aggregate principal amount of more than $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (B) if the Issuer or any Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an

- 56 - aggregate outstanding principal amount of more than $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and in each case as a consequence of such default or condition such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly schedule dates of payment, or (C) as a consequence of the occurrence or continuation of any event or condition (other than (a) the passage of time or (b) the right of the holder of Indebtedness to convert such Indebtedness into equity interests or (c) any mandatory prepayment provisions in an agreement governing Indebtedness unless such provisions also require the permanent prepayment of all Indebtedness then outstanding and, if applicable, the permanent cancellation of all other amounts available to be borrowed under such agreement), the Issuer or any Guarantor has become obligated to purchase or repay Indebtedness (including any Specified Senior Indebtedness but excluding the Debentures) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of more than $50,000,000 (or its equivalent in the relevant currency of payment); and (xii) failure by the Issuer or any of its Subsidiaries to pay final judgments aggregating in excess of an amount greater than $50,000,000 in cash (net of any amounts for which an insurance company is liable) rendered against the Issuer or any of its Subsidiaries by a court of competent jurisdiction, which judgments are not paid, discharged or stayed for a period of 30 days after such judgments become final and non-appealable. then, and in each and every such case which has happened and is continuing (other than an Event of Default specified in clause (vii) or (viii) above), the Holders of not less than 25% in principal amount of the Outstanding Debentures at such time, may declare the principal of (and premium, if any) together with accrued interest on all such Debentures to be due and payable immediately, by a Notice in writing to the Issuer and to each Guarantor, and upon any such declaration such principal amount and premium, if any, together with accrued interest thereon, shall become immediately due and payable. If an Event of Default specified in clause (vii) or (viii) occurs and is continuing, then the principal of (and premium, if any) together with accrued interest on all Outstanding Debentures shall become due and payable without any declaration or other act on the part of any Holder. For greater certainty, principal and premium shall include the Change in Control Repurchase Price if owing under section 3.2, or if the Event of Default upon which the Debentures are accelerated is a breach of section 3.2. 10.2 Notice of Event of Default The Issuer shall give to the Holders, within five (5) days after it becomes aware of the occurrence of an Event of Default, Notice of every Event of Default so occurring and continuing at the time the Notice is given. When a Notice of the occurrence of an Event of Default is given by the Issuer pursuant to this section 10.2 and the Event of Default is

- 57 - thereafter cured, the Issuer shall give Notice that the Event of Default is no longer outstanding to all Holders to whom Notice of the occurrence of the Event of Default was given within five (5) days after the Issuer determines that the Event of Default has been cured and is no longer outstanding. 10.3 Waiver of Acceleration At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to Article 10 and before a judgment or decree for payment of the money due has been obtained as hereinafter provided, the Holders of not less than 66 2/3% in principal amount of Outstanding Debentures, by written Notice to the Issuer and each Guarantor, may thereupon rescind and annul such declaration and its consequences: (a) if the Issuer has paid: (i) all overdue interest on all Debentures; (ii) the principal of (and premium, if any) any of the Debentures which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debentures; and (iii) to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate or rates prescribed therefor in such Debentures; (b) all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of the Debentures; and (c) the rescission would not conflict with any judgement or degree of a court of competent jurisdiction. 10.4 Waiver (a) The Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all Debentures waive any past Default hereunder and its consequences, except a Default: (i) in the payment of the principal of (or premium, if any) or interest on any Debentures; (ii) in respect of a covenant or provision hereof that under Article 17 cannot be modified or amended without an Extraordinary Resolution passed by the Holders; or (iii) the uncured failure by the Issuer to deliver Common Shares when so required pursuant to the Debentures;

- 58 - in which case the Holders of not less than 91% in aggregate principal amount of Outstanding Debentures may on behalf of the Holders of all Debentures waive such default described in the foregoing subclauses (i) through (iii), upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debentures. No such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. 10.5 Other Remedies (a) If an Event of Default occurs and is continuing, the Holders may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debentures or to enforce the performance of any term of the Debentures. (b) A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. 10.6 Application of Money Collected Any money collected by the Holders pursuant to this Article in respect of Debentures shall (subject to any claims having priority under Applicable Law and subject to section 2.14 and Article 4) be applied in the following order, and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debentures and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid): (a) first, to the payment of accrued interest on such Debentures; (b) second, to the payment of the principal of (and premium, if any) on such Debentures; (c) third, to the payment of any other amounts with respect to such Debentures; and (d) fourth, to whomever may be lawfully entitled to receive the balance of such money. 10.7 Control by Holders Subject to the provisions of section 10.8, the Holders of at least a majority in principal amount of the Outstanding Debentures may: (a) direct the time, method and place in the Province of Ontario for conducting any Proceeding for any remedy available to the Holders or exercising any trust or power conferred on it with respect to the Debentures; and (b) take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debentures under any provisions of the Debentures or under Applicable Law.

- 59 - 10.8 Limitation on Suits Holders may not use the Debentures to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. 10.9 [Intentionally Deleted] 10.10 [Intentionally Deleted] 10.11 [Intentionally Deleted] 10.12 Remedies Cumulative No remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders. 10.13 Delay or Omission Not Waiver No delay or omission of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders. 10.14 Judgment Against the Issuer The Issuer covenants and agrees with the Holders that, in case of any Proceeding to obtain judgment for payment of the principal of, premium, if any, or interest, if any, on the Debentures, judgment may be rendered against it in favour of the Holders, for the amount which may remain due in respect of the Debentures and the interest and premium, if any, thereon. 10.15 Rights of Holders to Receive Payment and to Convert Notwithstanding any other provision of the Debentures, the right of any Holder of a Debenture to receive payment of the principal amount, Change of Control Repurchase Price and interest (including Additional Amounts), if any, in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures (whether upon repurchase or otherwise), and to convert such Debenture in accordance with Article 5, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 5, is, subject to compliance with the provisions of section 10.8, absolute and unconditional and shall not be impaired or affected without the consent of the Holders of at least 91% in aggregate principal amount of the Outstanding Debentures.

- 60 - ARTICLE 11 GUARANTEE 11.1 Guarantors If at any time the aggregate amount of revenues or the aggregate amount of assets of Subsidiaries of the Issuer which are not Guarantors represent 15% or more of (i) the Consolidated Revenues of the Issuer for the 12-month period ending on the last day (the “Measurement Date”) of the most recent Fiscal Year or fiscal quarter for which financial statements of the Issuer are then available or (ii) the Consolidated Assets of the Issuer as of the Measurement Date, then the Issuer will cause such additional Subsidiaries to execute a guarantee in substantially the form attached hereto as Appendix 1, and will comply with section 11.3, as may be necessary to ensure that after giving effect thereto, the aggregate amount of revenues or the aggregate amount of assets of Subsidiaries which are not Guarantors represent less than 15% of the Consolidated Revenues of the Issuer for the 12- month period ending on the Measurement Date and less than 15% of the Consolidated Assets of the Issuer as of the Measurement Date. 11.2 Waiver Regarding Material Information Each Guarantor hereby waives any right it may have to disclosure by any of the Holders of material information in respect of the Issuer and/or any dealings between the Issuer and the Holders with respect to the Debentures. 11.3 Opinion Regarding Guarantors The Issuer shall, within forty-five (45) days of the date that a Subsidiary becomes a Guarantor after the date hereof, deliver to the Holders an Opinion of Counsel (in form and substance reasonably acceptable to the Holders, including customary assumptions and limitations) in the jurisdiction of formation of such Guarantor addressing the matters provided for in Schedule 11.3 hereto. In the event that Counsel in any such jurisdiction advises that the form and substance of such Guarantor’s Guarantee precludes such an opinion from being given or Counsel to the Holders advises the Holders that modifications to the Guarantee are required under the laws of the jurisdiction of such Guarantor, the Issuer shall deliver a new Guarantee (which may be governed by the laws of the jurisdiction of such Guarantor) from such Guarantor reasonably acceptable in form and substance to Counsel to the Holders, together with a corresponding Opinion of Counsel. ARTICLE 12 SATISFACTION AND DISCHARGE 12.1 Non-Presentation of Debentures If any Holder fails to present any Debentures for payment on the date on which the principal of, premium, if any, or interest thereon, becomes payable, whether on a Payment Date, Maturity Date or any other repayment date, or shall not accept payment on account thereof and give such receipt therefor, if any, as the Issuer may require:

- 61 - (a) the Issuer shall thereafter be entitled to pay or deliver to a trustee and direct such trustee to set aside; or (b) in respect of moneys or Common Shares in the hands of a trustee which may or should be applied to the payment of the Debentures, the Issuer shall thereafter be entitled to direct such trustee to set aside; the principal of, premium, if any, and interest on such Holder’s Debentures, in trust to be paid to such Holder upon due presentation or surrender of such Debentures in accordance with the provisions of the Debentures; and thereupon the principal of, premium, if any, and interest payable on each Debenture in respect whereof such moneys and, if permitted hereunder, Common Shares have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except to receive delivery and payment of the moneys or Common Shares, if applicable, so set aside upon due presentation and surrender thereof, subject to the provisions of section 2.4. For greater certainty, the provisions of Article 7 shall not prevent the application of moneys received by a trustee pursuant to this section 12.1 to the payment of principal, premium, if any, and interest on such Holder’s Debentures. 12.2 [Intentionally Deleted] ARTICLE 13 [INTENTIONALLY DELETED] 13.1 [Intentionally Deleted] 13.2 [Intentionally Deleted] 13.3 [Intentionally Deleted] 13.4 [Intentionally Deleted] 13.5 [Intentionally Deleted] 13.6 [Intentionally Deleted] 13.7 [Intentionally Deleted] 13.8 [Intentionally Deleted] 13.9 [Intentionally Deleted] 13.10 [Intentionally Deleted] 13.11 [Intentionally Deleted] 13.12 [Intentionally Deleted] 13.13 [Intentionally Deleted]

- 62 - 13.14 [Intentionally Deleted] 13.15 [Intentionally Deleted] 13.16 [Intentionally Deleted] 13.17 [Intentionally Deleted] 13.18 [Intentionally Deleted] ARTICLE 14 MEETINGS OF HOLDERS 14.1 Purposes for Which Meetings May be Called A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by the Debentures to be made, given or taken by Holders. 14.2 Call, Notice and Place of Meetings (a) The Issuer may at any time and from time to time and shall, on receipt of a requisition in writing made by the Holders of at least 5% in principal amount of the Outstanding Debentures, call a meeting of Holders for any purpose specified in section 14.1, to be held at such time and at such place in Toronto, Ontario, as the Issuer shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in section 16.2, not less than twenty-one (21) or more than sixty (60) days prior to the date fixed for the meeting. (b) If at any time the Holders of at least 5% in principal amount of the Outstanding Debentures shall have requested the Issuer to call a meeting of the Holders for any purpose specified in section 14.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Issuer shall not have made the first publication, or mailing, as the case may be, of the notice of such meeting within thirty (30) days after receipt of such request, or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders in the amount above specified may determine the time and the place in Toronto, Ontario, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a). 14.3 Proxies A Holder may be present and vote at any meeting of Holders, and may sign written resolutions and other instruments in writing in lieu of a meeting as contemplated in section 14.8, by an authorized representative. The Issuer may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Holders to vote at any such meeting by proxy:

- 63 - (a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Holder; (b) the deposit of instruments appointing proxies at such place as the Issuer or the Holder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof by which the same must be deposited; and (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Issuer at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting. 14.4 Persons Entitled to Vote at Meetings To be entitled to vote at any meeting of Holders, a Person shall be: (a) a Holder of one or more Outstanding Debentures; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Issuer and its Counsel and independent accountants. 14.5 Quorum; Action (a) Persons entitled to vote 25% in principal amount of Outstanding Debentures shall constitute a quorum for a meeting of Holders. In the absence of a quorum within thirty (30) minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, the Holders present or represented at such adjourned meeting shall constitute the quorum and the business for which the meeting was adjourned may be transacted. Notice of the reconvening of any adjourned meeting shall be given as provided in subsection 14.2(a), except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. (b) Except as limited by subsection 17.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of Holders of a majority in principal amount of the Debentures present or represented by proxy at such meeting or adjourned meeting; provided, however, that, except as limited by subsection 17.2, any resolution with respect to any Act that this Debenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a

- 64 - majority, in principal amount of Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of Outstanding Debentures. (c) Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this section 14.5 will be binding on all Holders, whether or not present or represented at the meeting. 14.6 Determination of Voting Rights; Chairman; Conduct and Adjournment of Meetings (a) Notwithstanding any other provisions of this Debenture, the Issuer may make and from time to time may vary such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted by any such regulations, the holding of Debentures shall be proved in the manner specified in section 1.12 and the appointment of any proxy shall be proved in the manner specified in section 1.12. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in section 1.12 or other proof. (b) The Issuer shall, by an instrument in writing, appoint a chairman and secretary of the meeting. (c) At any meeting of Holders, each Holder of a Debenture or proxy shall be entitled to one vote for each one thousand Dollars ($1,000) principal amount of Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy. (d) Any meeting of Holders duly called pursuant to subsection 14.2(b) at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of Outstanding Debentures represented at the meeting and the meeting may be held as so adjourned without further notice. 14.7 Counting Votes and Recording Action of Meetings The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be inscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Debentures held or represented by them. The chairman of the meeting shall appoint two scrutineers of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of

- 65 - all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in section 14.2 and, if applicable, section 14.5. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. 14.8 Instruments in Writing All actions which may be taken and all powers which may be exercised by the Holders at a meeting held as hereinbefore in this Article 14 may also be taken and exercised (i) by the Holders of a 66 2/3% of the principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are not Extraordinary Resolutions and (ii) by the Holders of at least 91% in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are Extraordinary Resolutions and the expression “Extraordinary Resolution” when used in this Debenture shall include an instrument so signed. 14.9 Holdings by the Issuer Disregarded In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Debenture, the Debentures owned legally or beneficially by the Issuer and its Subsidiaries shall be disregarded. ARTICLE 15 AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE 15.1 Amalgamation and Consolidations of Issuer and Conveyances Permitted Subject to Certain Conditions Neither the Issuer nor any of the Guarantors will consolidate with or amalgamate into any other corporation or enter into any reorganization or arrangement or effect any conveyance, sale, transfer or lease of all or substantially all of its assets, unless in any such case: (a) either (1) the Issuer or such Guarantor (as the case may be) shall be the continuing corporation, or (2) the successor corporation (or the Person that leases or that acquires by conveyance, sale or transfer all or substantially all of the Issuer’s assets) (such corporation or Person being referred to as the “Successor Issuer” or “Successor Guarantor” as the case may be) (x) shall be organized and existing under (A) in the case of a Successor Issuer, the laws of Canada or of any province thereof, the United States or any State thereof or the District of Columbia or (B) in

- 66 - the case of a Successor Guarantor, the laws of Canada or of any province thereof, the United States or any State thereof or the District of Columbia, or the jurisdiction in which the Guarantor party to such transaction existed prior to such transaction and (y) (i) in the case of a Successor Issuer shall expressly assume the due and punctual payment of the principal of, the premium, if any, and interest on all Outstanding Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Debenture to be performed by the Issuer by amendment to this Debenture satisfactory to the Holder, executed and delivered to the Holder by such corporation or (ii) in the case of a Successor Guarantor, shall expressly assume the due and punctual performance and observance of the relevant Guarantee by execution and delivery to the Holder of a guarantee substantially in the form attached hereto as Appendix 1; (b) in the case of a transaction to which the Issuer is a party and the Issuer is not the continuing corporation the Debentures will be valid and binding obligations of the Successor Issuer entitling the Holders thereof, as against the Successor Issuer, to all the rights of Holders under this Debenture; (c) the Issuer, the Guarantor, or such Successor Issuer or Successor Guarantor, as the case may be, shall not immediately thereafter be in default under the Debentures and no event that, after notice or passage time, would become an Event of Default, shall have occurred and be continuing; (d) except in the case of a transaction resulting in a Change of Control, in the case of a transaction to which the Issuer is a party, either the Issuer will remain or the Successor Issuer will be a reporting issuer or equivalent in good standing or equivalent under Applicable Securities Laws in the jurisdictions in which such entity is a reporting issuer and shall have securities into which the Debentures may be converted which securities are listed for trading on a Recognized Stock Exchange; and (e) if the Issuer or the relevant Guarantor, as the case may be, will not be the continuing corporation, the Issuer shall have, at or prior to the effective date of such consolidation, merger, transfer or other transaction, delivered to the Holders an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or other transaction complies with this section 15.1 and, if an amendment to this Debenture is required in connection with such transaction, such amendment complies with this Article, and that all conditions precedent herein provided for and relating to such transaction have been complied with. Upon the assumption of the Issuer’s or any of the Guarantors’ obligations by such entity in such circumstances, the Issuer or the Guarantor, as applicable, shall be discharged from all obligations under the Debentures and, in the case of a Guarantor, the Guarantee. Although such transactions are permitted under the Debenture, certain of the foregoing transactions occurring could nevertheless constitute a Change of Control of the Issuer, permitting each Holder to require the Issuer to purchase the Debentures of such Holder as described above.

- 67 - 15.2 Rights and Duties of Successor Issuer or Successor Guarantor (a) In case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease and upon any such assumption by a Successor Issuer or Successor Guarantor, such Successor Issuer or Successor Guarantor shall, in the case of a Successor Issuer, agree to be bound by the terms of this Debenture as principal obligor in place of the Issuer, and in the case of a Successor Guarantor, the relevant Guarantee, with the same effect as if it had been named herein as the Issuer or a Guarantor. Any such Successor Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all Debentures which theretofore shall not have been signed by the Issuer. All Debentures so issued shall in all respects have the same legal rank and benefit as Debentures theretofore or thereafter issued in accordance with the terms hereof as though all of such Debentures have been issued at the date of the execution hereof. (b) In the case of any such amalgamation, reorganization, arrangement, conveyance, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate. ARTICLE 16 NOTICES 16.1 Notice to Issuer Any Notice to the Issuer shall be in writing and shall be valid and effective if personally delivered or sent by facsimile transmission (with receipt confirmed) to the Issuer, at: BlackBerry Limited 2200 University Avenue East Waterloo, ON N2K 0A7 Attention: Phil Kurtz Facsimile: (519) 883-4946 Email: [Redacted] and such Notice shall be deemed to have been received by the Issuer, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. (Toronto time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (Toronto time) on a Business Day. The Issuer may from time to time notify the Holder of a change in address or facsimile number by Notice given as provided in section 16.2. 16.2 Notice to Holders (a) Any Notice to Holders may be effectively given if personally delivered, couriered, sent by facsimile transmission (with receipt confirmed), or mailed, in each case at

- 68 - the post office address appearing in the relevant register and such Notice shall be deemed to have been received by a Holder, where given by delivery, on the day of delivery, where sent by facsimile transmission (with receipt confirmed) on the day of transmittal of such Notice if sent before 5:00 p.m. (Toronto Time) on a Business Day, and, where mailed, on the fifth Business Day following the mailing date. (b) If the regular mail service is suspended or for any other reason it shall be impracticable to give Notice to Holders by mail, then such notification to Holders may be given by the publication of the Notice once in a daily newspaper with national circulation in Canada, electronic transmission or in any other manner determined by the Issuer, and it shall constitute sufficient Notice to such Holders for every purpose hereunder. In any case where Notice to Holders is given by mail, neither the failure to mail such Notice nor any defect in any Notice so mailed to any particular Holder shall affect the sufficiency of such Notice with respect to other Holders. (c) Any Notice sent to the Holders as provided above shall be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders. 16.3 [Intentionally Deleted] ARTICLE 17 AMENDMENTS, SUPPLEMENTS AND WAIVERS 17.1 Without Consent of Holders The Issuer may amend or supplement the Debentures or the Guarantees without notice to or consent of any Holder for the purpose of: (a) evidencing a successor to the Issuer or a Guarantor and the assumption by that successor of the Issuer’s or one or more Guarantors’ obligations under Debentures and the Guarantees; (b) adding to the Issuer’s or the Guarantors’ covenants for the benefit of the Holders or surrendering any right or power conferred upon the Issuer or the Guarantor; (c) securing the Issuer’s or one or more of the Guarantors’ obligations in respect of the Debentures; (d) adding a Guarantor; (e) curing any ambiguity, omission or inconsistency or correcting or supplementing any defective provision contained in the Debentures; or (f) making any other changes to the Debentures that do not adversely affect the interest of the Holders in any material respect.

- 69 - 17.2 With Consent of Holders (a) The Issuer may amend or supplement the Debentures or the Guarantees with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding. However, without approval thereof by Extraordinary Resolution, an amendment, supplement or waiver may not: (i) alter the manner of calculation or rate of accrual of interest on the Debentures or change the time of payment; (ii) make the Debentures convertible into securities other than Common Shares; (iii) change the Stated Maturity of the principal of, or any instalment of interest on, any Debenture; (iv) reduce the principal amount or Change of Control Repurchase Price with respect to the Debenture; (v) make any change that adversely affects the rights of Holders to require the Issuer to purchase the Debentures at the option of Holders; (vi) impair the right to institute suit for the enforcement of any payment with respect to the Debenture or with respect to conversion of the Debenture; (vii) change the currency of payment of principal of, or interest on, the Debenture; (viii) except as otherwise permitted or contemplated by provisions of the Debentures concerning specified reclassification or corporate reorganizations, or otherwise pursuant to Article 7, change the Conversion Rate or otherwise adversely affect the conversion rights of the Holders; (ix) release any of the Guarantors from any of their obligations under the Guarantee or the Debentures, except in accordance with the Debentures; (x) change the provisions in the Debentures that relate to modifying or amending the Debentures. (xi) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such Debenture amendment, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Debentures or certain defaults hereunder and their consequences provided for in this Debenture, or reduce the requirements of section 14.4 for voting or section 14.5 for quorum or; (xii) modify any of the provisions of this section 17.2 except to provide that certain other provisions of the Debentures cannot be modified or waived

- 70 - without the consent of the Holders of Debentures expressed by Extraordinary Resolution. Notwithstanding the foregoing provisions of this section 17.2, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 4 which could reasonably be expected to detrimentally affect the rights, remedies or recourse or the priority of the Senior Creditors under Specified Senior Indebtedness. (b) After an amendment, supplement or waiver under this section 17.2 becomes effective, the Issuer shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. 17.3 [Intentionally Deleted] 17.4 [Intentionally Deleted] 17.5 [Intentionally Deleted] 17.6 Prior Approval of Recognized Stock Exchange Notwithstanding anything to the contrary in the Debentures, no supplement or amendment to the terms of the Debentures may be made without the prior consent of the Recognized Stock Exchange on which the Common Shares are listed, if such consent is required by the rules and requirements of such Recognized Stock Exchange. ARTICLE 18 MISCELLANEOUS PROVISIONS 18.1 [Intentionally Deleted] 18.2 [Intentionally Deleted] 18.3 Judgment Currency If a judgment or order given or made by any court for the payment of any amount in respect of any Debenture is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Debentures are denominated or in which such amount is payable, the Issuer will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange published by The Bank of Canada between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Debentures, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in

- 71 - full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Debenture or under any such judgment or order. 18.4 Counterparts and Formal Date This Debenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date hereof. The exchange of copies of this Debenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Debenture as to the parties hereto and may be used in lieu of the original Debenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Debenture as to the other parties hereto shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Debenture or any document to be signed in connection with this Debenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. 18.5 Waiver of Trial by Jury The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith. 18.6 [Intentionally Deleted] 18.7 Force Majeure Except for the payment obligations of the Issuer contained herein (including the issuance of Common Shares), neither party shall be liable to the other, or held in breach of the Debentures, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under the Debentures shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section 18.7. [The remainder of this page was left intentionally blank]

Signature Page to Debenture IN WITNESS WHEREOF the parties hereto have executed this Debenture as of November , 2023. BLACKBERRY LIMITED By: Name: Title: BLACKBERRY CORPORATION By: Name: Title: BLACKBERRY UK LIMITED By: Name: Title:

SCHEDULE 1.11 ADDITIONAL PERMITTED LIENS (a) the interests of lessors under operating leases, and interests of licensors under license agreements, (b) Liens on amounts deposited to secure Issuer’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business, (c) licenses and sublicenses of patents, trademarks, copyrights, and other intellectual property rights, (d) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions or upon securities in favor of securities intermediaries, solely to the extent incurred in connection with the maintenance of deposit accounts or securities accounts in the ordinary course of business, (e) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted hereunder, (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (g) Liens solely on (A) any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to an acquisition or (B) cash escrow deposits that secure any indemnification obligations of the Issuer or any of its Subsidiaries in connection with any agreement relating to a disposition, (h) Liens securing intercompany loans between the Issuer and a Guarantor or between Guarantors, and (i) Liens on cash collateral provided to secure the reimbursement obligations under any letter of credit to the extent such letter of credit constitutes permitted Indebtedness under Section 8.1.

SCHEDULE 2.15(A) FORM OF CERTIFICATE OF TRANSFER BlackBerry Limited 2200 University Avenue East Waterloo, ON N2K 0A7 Attention: Phil Kurtz Facsimile No.: (519) 883-4946 Email: [Redacted] Re: Transfer of Debentures Reference is hereby made to the Debenture, dated as of November , 2023 (the “Debenture”), issued by BlackBerry Limited (the “Company”), and guaranteed by the Guarantors party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Debenture. (the “Transferor”) owns and proposes to transfer the Debentures specified in Annex A hereto, in the principal amount of $ (the “Transfer”) to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. □ Check if Transferee will take delivery of a Restricted Debenture pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Debenture is being transferred to a Person that the Transferor reasonably believes is purchasing the physical Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Debenture, the transferred physical Debenture will be subject to the restrictions on transfer enumerated in the U.S. Legend.

- 2 - 2. □ Check and complete if Transferee will take delivery of a Unrestricted Debenture. (a) □ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Debentures and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Debenture and the U.S. Legend are not required in order to maintain compliance with the Securities Act. (b) □ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A and Rule 144, and in compliance with the transfer restrictions contained in the Debenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Debentures and the U.S. Legend are not required in order to maintain compliance with the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated:

- 3 - ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a) □ a Restricted Debenture (b) □ an Unrestricted Debenture 2. After the Transfer the Transferee will hold: [CHECK ONE OF (a) OR (b)] (a) □ a Restricted Debenture (b) □ an Unrestricted Debenture in accordance with the terms of the Debenture.

SCHEDULE 2.15(b) FORM OF CERTIFICATE OF EXCHANGE BlackBerry Limited 2200 University Avenue East Waterloo, ON N2K 0A7 Attention: Phil Kurtz Facsimile No.: (519) 883-4946 Email: [Redacted] Re: Exchange of Debentures Reference is hereby made to the Debenture, dated as of November , 2023 (the “Debenture”), issued by BlackBerry Limited (the “Company”), and guaranteed by the Guarantors party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Debenture. (the “Owner”) owns and proposes to exchange the Debentures specified herein, in the principal amount of $ (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: In connection with the Owner’s Exchange of a Restricted Debenture for an Unrestricted Debenture, the Owner hereby certifies (i) the Unrestricted Debenture is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Debenture and the U.S. Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

- 2 - This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated:

SCHEDULE 5.1(d) FORM OF CONVERSION NOTICE TO: BlackBerry Limited (the “Issuer”) 2200 University Avenue East Waterloo, Ontario N2K 0A7 Attention: Phil Kurtz Facsimile No.: (519) 883-4946 Email: [Redacted] Note: All capitalized terms used herein have the meaning ascribed thereto in the Debenture mentioned below, unless otherwise indicated. Notice is hereby given pursuant to section 5.1 of the Debenture dated as of November , 2023 (the “Debenture”) issued by the Issuer that the undersigned registered holder of 1.75% Extendible Convertible Unsecured Debentures due February , 2024 bearing Certificate No.  irrevocably elects to convert such Debentures to Common Shares on the date of conversion specified below, in accordance with the terms of the Debenture and tenders herewith the Debenture, and directs that the Common Shares of the Issuer issuable and deliverable upon such conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.) Dated: (Signature of Registered Holder)

- 2 - Date of conversion: (which date shall fall within a Permitted Conversion Period). * If less than the full principal amount of the Debenture, indicate in the space provided below the principal amount (which must be $1,000 or integral multiples thereof) to be converted. Principal amount to be converted $ (must be $1,000 or integral multiplies thereof) (Print name in which Common Shares are to be issued, delivered and registered) Name (Address, City, Province and Postal Code) Name of guarantor: Authorized signature:

Appendix 1 Guarantee THIS GUARANTEE (this “Guarantee”) is made this [] day of November, 2023 WHEREAS each of BlackBerry Corporation and BlackBerry UK Limited (each, a “Guarantor”) has agreed to provide the Holder (as hereinafter defined) with a guarantee of the Obligations (as hereinafter defined) of BlackBerry Limited (the “Obligor”) pursuant to the $150,000,000 aggregate principal amount of 1.75% extendible convertible unsecured debentures due February , 2024, issued by the Obligor, and guaranteed by each Guarantor, as the same may be supplemented, amended, restated or replaced from time to time (the “Debentures”) (as defined below); AND WHEREAS each Guarantor has agreed that if this guarantee is not enforceable, the Guarantor will indemnify the Holders; NOW THEREFORE THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Holder to each Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Guarantor covenants with the Holder as follows: ARTICLE 1 GUARANTEE 1.1 Guarantee Each Guarantor hereby unconditionally and irrevocably guarantees in favour of the holder of the Debentures (“Holder”) the due and punctual payment of the principal of and premium (if any) and interest on the Debenture and all other amounts due or owing to the Holder, and the due and punctual performance of all other obligations of the Issuer to the Holder, in each case in accordance with the terms of the Debentures (collectively the “Obligations”) as and when the same shall from time to time become due and payable in accordance with the terms of the Debentures. Each Guarantor also agrees to pay all costs and expenses incurred by the Holder in enforcing its rights hereunder, including, without limitation, the reasonable fees and disbursements of third-party counsel to the Holder. Each Guarantor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Debentures and the transactions contemplated thereby. 1.2 Indemnity In addition to the guarantee provided in section 1.1 hereof, if any or all of the Obligations are not duly paid or performed by the Obligor and are not recoverable under section 1.1 for any reason whatsoever, each Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Holder from and against all losses resulting from the failure of the Obligor to pay or perform such Obligations.

- 2 - 1.3 Guarantor Liable as Principal Each Guarantor shall be liable to the Holder as principal debtor and not as surety only, and will not plead or assert to the contrary in any action taken by the Holder in enforcing this Guarantee. 1.4 Obligations Absolute The liability of each Guarantor hereunder will be absolute and unconditional and will not be discharged, diminished or in any way affected by: (a) any lack of validity or enforceability of the Obligations or any agreement between the Obligor and the Holder or of the guarantee of any other guarantor of the obligations; (b) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government; (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other guarantor or Person or the amalgamation of or any change in the status, function, control or ownership of, the Obligor, the Guarantor or any other Person; (d) the release or amendment of any other guarantee of the Obligations; (e) any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Holder; or (f) any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Guarantor, the Obligor or any other Person in respect of any or all of the Obligations or the liability of the Guarantor. ARTICLE 2 DEALINGS WITH OBLIGOR AND OTHERS 2.1 No Release The liability of each Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Holder in connection with any duties or liabilities of the Obligor to the Holder or any guarantee therefor including any loss of or in respect of any security received by the Holder from the Obligor or others. Without limiting the generality of the foregoing, and without releasing, discharging, limiting or otherwise affecting in whole or in part each Guarantor’s liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Holder may, subject to the terms of the Debentures: (a) agree to any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Holder; or

- 3 - (b) grant time, renewals, extensions, indulgences, releases and discharges to the Obligor or any other guarantor; (c) take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor or any other Person; (d) accept compromises from the Obligor or any other guarantor; (e) apply all money at any time received from the Obligor or from securities or collateral received from the Obligor or any other guarantor in accordance with the Debentures; and (f) otherwise deal with the Obligor or any other guarantor and all other Persons and securities as the Holder may see fit. 2.2 Release of Guarantors Notwithstanding the foregoing, the Holder shall release a Guarantor from its obligations pursuant to this guarantee if at any time the Issuer delivers to the Holder an Officer’s Certificate and other documentary evidence satisfactory to the Holder indicating that such Guarantor is no longer a Subsidiary of the Issuer. In no case will the liability of a Guarantor hereunder be discharged, diminished or in any way affected as a result of any default under, or breach by the Holder or its agents of, (a) the Debentures or any other agreement, (b) any applicable law, or (c) any other obligation or duty binding the Holder or its agents. Each Guarantor waives all rights it may have as surety, whether at law, in equity or otherwise, that are inconsistent with the provisions of this Guarantee. 2.3 No Exhaustion of Remedies The Holder will not be bound or obligated to exhaust their recourse against the Obligor or other Persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from each Guarantor hereunder. 2.4 Prima Facie Evidence Any account settled or stated in writing by or between the Holder and the Obligor will, in the absence of manifest error, be prima facie evidence that the balance or amount thereof appearing due to the Holder is so due. 2.5 No Set-off In any claim by the Holder against a Guarantor, such Guarantor may not assert any set-off or counterclaim that either the Guarantor or the Obligor may have against the Holder.

- 4 - 2.6 Continuing Guarantee The obligations of each Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Holder in respect of the Obligations and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Holder. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Holder upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made. 2.7 Reinstatement The guarantee and indemnity herein shall be reinstated if at any time any payment of any Obligations is rescinded or must otherwise be returned by the Holder upon any Proceedings of or affecting the Obligor or any other Person or for any other reason whatsoever, all as though such payment had not been made. The Holder may concede or compromise any claim that such payment ought to be rescinded or otherwise returned, without discharging, diminishing or in any way affecting the liability of each Guarantor hereunder or the effect of this section 2.7. ARTICLE 3 DEMAND 3.1 Demand If any Obligation is not paid for any reason whatsoever, including upon demand by the Holder, the Holder may demand forthwith from a Guarantor the total amount of such Obligation. A Guarantor will make payment to or performance in favour of the Holder of the total amount of all Obligations hereunder forthwith after demand therefor is made to such Guarantor. A Guarantor will make payment to the Holder forthwith upon demand of all reasonable costs and expenses incurred by the Holder in enforcing this Guarantee. 3.2 Interest All amounts payable by a Guarantor under this Guarantee shall bear interest payable by the Guarantor from the date of demand for payment both before and after default and judgment at the rate applicable to the Debentures. ARTICLE 4 SUBROGATION 4.1 Subrogation A Guarantor will not be entitled to subrogation until the Obligations are performed and paid in full, and no such payment is subject to rescission or other like return. Thereafter, the Holder will, at such Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the

- 5 - transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor. ARTICLE 5 EQUAL BENEFIT 5.1 Equal Benefit No Holder shall have any right to institute any suit, action or proceeding against a Guarantor hereunder other than in the circumstances described in section 10.8 of the Debentures. ARTICLE 6 GENERAL 6.1 Binding Effect of the Guarantee This Guarantee will be binding upon the successors of each Guarantor and will enure to the benefit of the Holder and its successors and assigns. 6.2 Entire Agreement This Guarantee together with the applicable provisions of the Debentures constitutes the entire agreement between each Guarantor and the Holder with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein or in the Debentures. The Holder will not be bound by any representations or promises made by the Obligor to a Guarantor and possession of this Guarantee by the Holder will be conclusive evidence against each Guarantor that the Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with. 6.3 Amendments and Waivers No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by each Guarantor and the Holder. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived. 6.4 Severability If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

- 6 - 6.5 Waiver of Notice Each Guarantor expressly waives any right to receive notice of the existence or creation of all or any of the Obligations and presentment, demand, notice of dishonour, protest, notice of any of the events or circumstances described herein and all other notices whatsoever in respect of the Obligations except to the extent, if at all, that the Personal Property Security Act (Ontario) or other applicable law requires notice to be given to a Guarantor in connection with any disposition of collateral by or on behalf of the Holder. 6.6 Notices Any notice to be given in connection with this Guarantee shall be provided in writing to the party for whom it is intended as follows: (a) To the Guarantors: BlackBerry Limited 2200 University Avenue East Waterloo, ON N2K 0A7 Attention: Phil Kurtz Facsimile No.: (519) 883-4946 Email: [Redacted] (b) To the Holder at its address appearing in the register maintained by the Issuer, or such other mailing or facsimile address as may be designated by notice given by any party to the other. Unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt by the other party of an original of such notice or facsimile thereof if sent by facsimile transmission. 6.7 Governing Law This Guarantee will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating in any way to this Guarantee. 6.8 Headings The division of this Guarantee into Articles and sections and the insertion of headings are for convenience of reference only and will not affect the construction of interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Guarantee.

- 7 - 6.9 Extended Meanings In this Guarantee, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing Persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. 6.10 Definitions Terms capitalized herein but not otherwise defined shall have the meaning attributed thereto in the Debentures.

SCHEDULE 11.3 OPINIONS REGARDING GUARANTORS 1. Existence of the Guarantor. 2. Corporate power and authority of the Guarantor to enter into the Guarantee and carry out its obligations. 3. No authorization, approvals, orders, etc. required for the Guarantor to execute and deliver the Guarantee or perform its obligations other than as have been obtained. 4. Due execution, delivery and enforceability of the Guarantee. 5. The execution and delivery of the Guarantee and the performance of any of the terms hereof do not violate, contravene or breach any Applicable Law of Ontario or if the Guarantee is governed by the laws of a jurisdiction other than Ontario, the Applicable law of such jurisdiction (the “Applicable Jurisdiction”). 6. For non-Canadian Guarantors, application of Ontario law in accordance with the choice of law in the Debentures by a court of competent jurisdiction in which the principal office of such Guarantor is located. 7. For non-Canadian Guarantors, enforcement by a court of competent jurisdiction in Applicable Jurisdiction of a final and conclusive in personam judgment of an Ontario court without a re-examination of the merits of the issues determined by the proceedings in the Ontario court.

TABLE OF CONTENTS Page - i - ARTICLE 1 INTERPRETATION ................................................................................................. 1  1.1 Definitions.............................................................................................................. 1  1.2 Interpretation ........................................................................................................ 12  1.3 Accounting Terms ................................................................................................ 12  1.4 Headings and Table of Contents .......................................................................... 13  1.5 Section and Schedule References ........................................................................ 13  1.6 Governing Law .................................................................................................... 13  1.7 Currency ............................................................................................................... 13  1.8 Non-Business Days .............................................................................................. 13  1.9 Time ..................................................................................................................... 13  1.10 Independence of Covenants ................................................................................. 13  1.11 Form of Documents Delivered ............................................................................. 14  1.12 Acts of Holders .................................................................................................... 14  1.13 Interest Payments and Calculations ..................................................................... 15  1.14 English Language................................................................................................. 15  1.15 Successors and Assigns ........................................................................................ 16  1.16 Severability Clause .............................................................................................. 16  1.17 Benefits of the Debenture .................................................................................... 16  1.18 Unclaimed Debentures ......................................................................................... 16  1.19 Schedules ............................................................................................................. 16  1.20 [Intentionally Deleted] ......................................................................................... 17  ARTICLE 2 THE DEBENTURES .............................................................................................. 17  2.1 Limit of Issue and Designation of Debentures .................................................... 17  2.2 Form and Terms of Debentures ........................................................................... 17  2.3 Interest.................................................................................................................. 17  2.4 Prescription .......................................................................................................... 18  2.5 Issue of Debentures .............................................................................................. 18  2.6 Execution ............................................................................................................. 18  2.7 [Intentionally Deleted] ......................................................................................... 18  2.8 Registration of Exchanges ................................................................................... 18  2.9 Persons Entitled to Payment ................................................................................ 19  2.10 Payment of Principal and Interest on Debentures ................................................ 19  2.11 [Intentionally Deleted] ......................................................................................... 20  2.12 [Intentionally Deleted] ......................................................................................... 20  2.13 [Intentionally Deleted] ......................................................................................... 20  2.14 Rank ..................................................................................................................... 20  2.15 Register and Transfer ........................................................................................... 20  2.16 Additional Amounts ............................................................................................. 21  2.17 Cancellation of Debentures .................................................................................. 23  2.18 Mutilated, Lost, Stolen or Destroyed Debentures ................................................ 23  2.19 Private Placement Legend .................................................................................... 24

TABLE OF CONTENTS (continued) Page - ii - 2.20 U.S. Legend on Debentures ................................................................................. 24  2.21 Payment in Shares ................................................................................................ 25  ARTICLE 3 REPURCHASE AND CANCELLATION OF DEBENTURES ............................ 25  3.1 Purchase of Debentures........................................................................................ 25  3.2 Repurchase of Debentures at Option of the Holder upon a Change of Control ................................................................................................................. 26  3.3 Effect of Change of Control Repurchase Notice ................................................. 28  3.4 Change of Control Repurchase Price ................................................................... 28  3.5 [Intentionally Deleted] ......................................................................................... 29  3.6 Debentures Purchased in Part .............................................................................. 29  3.7 [Intentionally Deleted] ......................................................................................... 29  3.8 [Intentionally Deleted] ......................................................................................... 29  3.9 [Intentionally Deleted] ......................................................................................... 29  3.10 [Intentionally Deleted] ......................................................................................... 29  3.11 [Intentionally Deleted] ......................................................................................... 29  3.12 Compliance with Applicable Securities Laws upon Purchase of Debentures ........................................................................................................... 29  3.13 Cancellation of Purchased Debentures ................................................................ 29  ARTICLE 4 SUBORDINATION OF DEBENTURES ............................................................... 30  4.1 Applicability of Article ........................................................................................ 30  4.2 Order of Payment ................................................................................................. 30  4.3 Subrogation to Rights of Holders of Specified Senior Indebtedness ................... 31  4.4 Obligation to Pay Not Impaired ........................................................................... 32  4.5 No Payment if Specified Senior Indebtedness in Default .................................... 32  4.6 Payment on Debentures Permitted ....................................................................... 33  4.7 Confirmation of Subordination ............................................................................ 34  4.8 [Intentionally Deleted] ......................................................................................... 34  4.9 [Intentionally Deleted] ......................................................................................... 34  4.10 Rights of Holders of Specified Senior Indebtedness Not Impaired ..................... 34  4.11 Altering the Specified Senior Indebtedness ......................................................... 34  4.12 Right of Holder to Receive Common Shares Not Impaired ................................ 35  4.13 Contesting Security .............................................................................................. 35  ARTICLE 5 CONVERSION ....................................................................................................... 35  5.1 Conversion Right ................................................................................................. 35  5.2 Completion of Conversion ................................................................................... 36  5.3 Relating to the Issue of Common Shares ............................................................. 36  5.4 U.S. Legend on Common Shares ......................................................................... 37  5.5 No Remuneration for Soliciting Conversions ...................................................... 38  5.6 Limitations on Conversions ................................................................................. 38

TABLE OF CONTENTS (continued) Page - iii - ARTICLE 6 MATURITY ............................................................................................................ 39  6.1 Payment of Principal and Interest at Maturity ..................................................... 39  ARTICLE 7 ADJUSTMENTS .................................................................................................... 39  7.1 Adjustment of Conversion Rate ........................................................................... 39  7.2 No Adjustment ..................................................................................................... 46  7.3 Notice of Adjustment ........................................................................................... 47  7.4 Notice of Certain Transactions ............................................................................ 47  7.5 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. ...................................................................................................................... 47  7.6 Voluntary Increase ............................................................................................... 48  7.7 [Intentionally Deleted] ......................................................................................... 48  ARTICLE 8 NEGATIVE COVENANTS ................................................................................... 48  8.1 Limitation on Indebtedness .................................................................................. 48  8.2 Negative Pledge ................................................................................................... 50  8.3 Dividend Increase ................................................................................................ 50  8.4 No Merger ............................................................................................................ 50  8.5 Hedging ................................................................................................................ 50  ARTICLE 9 COVENANTS OF THE ISSUER ........................................................................... 51  9.1 Payment of Principal, Premium and Interest ....................................................... 51  9.2 Corporate Existence; Books of Account .............................................................. 51  9.3 Compliance Certificate ........................................................................................ 51  9.4 Notice of Default .................................................................................................. 51  9.5 Securities Laws .................................................................................................... 51  9.6 Reporting.............................................................................................................. 52  9.7 [Intentionally Deleted] ......................................................................................... 53  9.8 [Intentionally Deleted] ......................................................................................... 53  9.9 [Intentionally Deleted] ......................................................................................... 53  9.10 [Intentionally Deleted] ......................................................................................... 53  9.11 Further Instruments and Acts ............................................................................... 53  9.12 No Dividends on Common Shares if Event of Default ........................................ 53  ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES ....................................................... 54  10.1 Events of Default and Enforcement ..................................................................... 54  10.2 Notice of Event of Default ................................................................................... 56  10.3 Waiver of Acceleration ........................................................................................ 57  10.4 Waiver .................................................................................................................. 57  10.5 Other Remedies .................................................................................................... 58  10.6 Application of Money Collected .......................................................................... 58

TABLE OF CONTENTS (continued) Page - iv - 10.7 Control by Holders ............................................................................................... 58  10.8 Limitation on Suits ............................................................................................... 59  10.9 [Intentionally Deleted] ......................................................................................... 59  10.10 [Intentionally Deleted] ......................................................................................... 59  10.11 [Intentionally Deleted] ......................................................................................... 59  10.12 Remedies Cumulative .......................................................................................... 59  10.13 Delay or Omission Not Waiver ............................................................................ 59  10.14 Judgment Against the Issuer ................................................................................ 59  10.15 Rights of Holders to Receive Payment and to Convert ....................................... 59  ARTICLE 11 GUARANTEE ...................................................................................................... 60  11.1 Guarantors ............................................................................................................ 60  11.2 Waiver Regarding Material Information ............................................................. 60  11.3 Opinion Regarding Guarantors ............................................................................ 60  ARTICLE 12 SATISFACTION AND DISCHARGE ................................................................. 60  12.1 Non-Presentation of Debentures .......................................................................... 60  12.2 [Intentionally Deleted] ......................................................................................... 61  ARTICLE 13 [INTENTIONALLY DELETED] ......................................................................... 61  13.1 [Intentionally Deleted] ......................................................................................... 61  13.2 [Intentionally Deleted] ......................................................................................... 61  13.3 [Intentionally Deleted] ......................................................................................... 61  13.4 [Intentionally Deleted] ......................................................................................... 61  13.5 [Intentionally Deleted] ......................................................................................... 61  13.6 [Intentionally Deleted] ......................................................................................... 61  13.7 [Intentionally Deleted] ......................................................................................... 61  13.8 [Intentionally Deleted] ......................................................................................... 61  13.9 [Intentionally Deleted] ......................................................................................... 61  13.10 [Intentionally Deleted] ......................................................................................... 61  13.11 [Intentionally Deleted] ......................................................................................... 61  13.12 [Intentionally Deleted] ......................................................................................... 61  13.13 [Intentionally Deleted] ......................................................................................... 61  13.14 [Intentionally Deleted] ......................................................................................... 62  13.15 [Intentionally Deleted] ......................................................................................... 62  13.16 [Intentionally Deleted] ......................................................................................... 62  13.17 [Intentionally Deleted] ......................................................................................... 62  13.18 [Intentionally Deleted] ......................................................................................... 62  ARTICLE 14 MEETINGS OF HOLDERS ................................................................................. 62  14.1 Purposes for Which Meetings May be Called ..................................................... 62  14.2 Call, Notice and Place of Meetings ...................................................................... 62

TABLE OF CONTENTS (continued) Page - v - 14.3 Proxies.................................................................................................................. 62  14.4 Persons Entitled to Vote at Meetings ................................................................... 63  14.5 Quorum; Action ................................................................................................... 63  14.6 Determination of Voting Rights; Chairman; Conduct and Adjournment of Meetings ............................................................................................................... 64  14.7 Counting Votes and Recording Action of Meetings ............................................ 64  14.8 Instruments in Writing ......................................................................................... 65  14.9 Holdings by the Issuer Disregarded ..................................................................... 65  ARTICLE 15 AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE........................................................................................................... 65  15.1 Amalgamation and Consolidations of Issuer and Conveyances Permitted Subject to Certain Conditions .............................................................................. 65  15.2 Rights and Duties of Successor Issuer or Successor Guarantor .......................... 67  ARTICLE 16 NOTICES .............................................................................................................. 67  16.1 Notice to Issuer .................................................................................................... 67  16.2 Notice to Holders ................................................................................................. 67  16.3 [Intentionally Deleted] ......................................................................................... 68  ARTICLE 17 AMENDMENTS, SUPPLEMENTS AND WAIVERS ........................................ 68  17.1 Without Consent of Holders ................................................................................ 68  17.2 With Consent of Holders ..................................................................................... 69  17.3 [Intentionally Deleted] ......................................................................................... 70  17.4 [Intentionally Deleted] ......................................................................................... 70  17.5 [Intentionally Deleted] ......................................................................................... 70  17.6 Prior Approval of Recognized Stock Exchange .................................................. 70  ARTICLE 18 MISCELLANEOUS PROVISIONS ..................................................................... 70  18.1 [Intentionally Deleted] ......................................................................................... 70  18.2 [Intentionally Deleted] ......................................................................................... 70  18.3 Judgment Currency .............................................................................................. 70  18.4 Counterparts and Formal Date ............................................................................. 71  18.5 Waiver of Trial by Jury ........................................................................................ 71  18.6 [Intentionally Deleted] ......................................................................................... 71  18.7 Force Majeure ...................................................................................................... 71